                                                                   EXHIBIT 10.18





                                [CRESCENT LOGO]

                                  Office Lease

                                    Between


                      CRESCENT REAL ESTATE FUNDING I, L.P.

                                  ("LANDLORD")

                                      and

                            MARCUS & PARTNERS, L.P.

                                   ("TENANT")

                                TABLE OF CONTENTS

PARAGRAPHS:

                                                                            Page
1.  BUSINESS POINTS ........................................................ -1-
2.  INTERPRETING THIS LEASE ................................................ -5-
3.  UNDERSTANDING THE PROJECT .............................................. -5-
4.  TERM ................................................................... -6-
5.  PREPARING THE PREMISES ................................................. -6-
6.  RENT AND SECURITY DEPOSIT .............................................. -6-
7.  EXCESS OPERATING EXPENSES .............................................. -7-
8.  LANDLORD SERVICES ......................................................-10-
9.  OCCUPANCY AND CONTROL ..................................................-13-
10. TENANT'S COVENANTS .....................................................-14-
11. REPAIRS, MAINTENANCE AND ALTERATIONS....................................-15-
12. ASSIGNMENT AND SUBLETTING BY TENANT ....................................-17-
13. INDEMNITY ..............................................................-18-
14. INSURANCE ..............................................................-20-
15. FIRE OR CASUALTY .......................................................-22-
16. CONDEMNATION ...........................................................-22-
17. DEFAULTS AND REMEDIES ..................................................-22-
18. END OF TERM ............................................................-25-
19. NOTICES ................................................................-26-
20. LANDLORD'S FINANCING ...................................................-26-
21. RIGHTS RESERVED BY LANDLORD ............................................-27-
22. HAZARDOUS MATERIALS ....................................................-28-
23. LANDLORD'S INTEREST ....................................................-29-
24. EXECUTION AND SIGNING AUTHORITY ........................................-29-
25. QUIET ENJOYMENT ........................................................-29-


EXHIBITS & RIDERS:
EXHIBIT "A"                LEGAL DESCRIPTION OF THE PROJECT
EXHIBIT "B"                FLOOR PLAN OF PREMISES
EXHIBIT "C"                CONSTRUCTION AGREEMENT
EXHIBIT "D"                CERTIFICATE OF ACCEPTANCE OF PREMISES
EXHIBIT "E"                RULES AND REGULATIONS
EXHIBIT "F-1"              LIABILITY INSURANCE CERTIFICATE
EXHIBIT "F-2"              PROPERTY INSURANCE CERTIFICATE
EXHIBIT "F-3"              BUSINESS INTERRUPTION INSURANCE WAIVER
RIDER 1                    OPTION TO EXTEND
RIDER 3                    PREFERENTIAL RIGHT TO LEASE

                                  OFFICE LEASE

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Landlord named below leases to the Tenant named below, and Tenant leases from Landlord, the Premises described below pursuant to this Office Lease (this "LEASE") entered into effective as of the Date of Lease specified below:

1. BUSINESS POINTS. The key business terms used in this Lease are defined as follows:

         (a)      "DATE OF LEASE" (for reference purposes only): May 20, 1999.

         (b)      "LANDLORD": CRESCENT REAL ESTATE FUNDING INC. I, L.P.
                              a Delaware limited partnership

         (c)      "TENANT":   MARCUS & PARTNERS, L.P.,
                              a Delaware limited partnership

         (d)      "BUILDING": Office building commonly known as "The
                              Crescent(R)".
                              Street Address: 300 Crescent Court
                              Dallas, Texas 75201
                              RSF of the Building: 1,134,826.

         (e)      "PREMISES": Suite 800, on the 8th floor of the Building,
                              as shown on the floor plan attached as
                              EXHIBIT "B".
                              RSF of the Premises: 7,922.

         (f)      "TERM":     5 years.

         (g)      "ESTIMATED COMMENCEMENT DATE": June 30, 1999.

         (h)      "BASE RENT":

Rental Period            Annual Base Rental Rate/RSF        Monthly Base Rent
-------------------      ---------------------------        -----------------
CD to 6/30/00*           $31.00                             $20,465.17
7/1/00 to 6/30/01*       $32.00                             $21,125.33
7/1/01 to 6/30/02*       $33.00                             $21,785.50
7/1/02 to 6/30/03*       $34.00                             $22,445.67
7/1/03* to ED            $35.00                             $23,105.83

               CD = Commencement Date (pursuant to PARAGRAPH 4)
               ED = Expiration Date (pursuant to PARAGRAPH 4)
               * = Provided, however that in the event that the CD occurs after June 30, 1999, the initial rental period shall be extended to the date which is 12 months after the last day of the same calendar month in which the CD falls, and a corresponding change shall be made to the commencement and expiration dates of the subsequent rental periods so that each rental period is for a 12 month period. For example, if the CD occurs on 7/3/99, the initial rental period shall be from CD to 7/31/00 and the subsequent rental periods shall be from 8/1/00 to 7/31/01, 8/1/01 to 7/31/02, 8/1/02 to 7/31/03 and 8/1/03
to ED. The Certificate of Acceptance of Premises set forth as EXHIBIT "D" shall reflect the actual CD, ED and Rental Periods.

         (i)      "SECURITY DEPOSIT": $-0-.

         (j)      "BASE YEAR": Calendar year 1999.

         (k)      "PARKING PERMITS":

                  (i) UNRESERVED PARKING. Tenant shall take and pay for 16 permits allowing access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Project. During the initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each unreserved permit, plus any taxes thereon. Notwithstanding anything to the contrary contained herein, Tenant may elect not to purchase up to 8 of its 16 permits; provided, however that in the event Tenant does not purchase all of the 16 parking permits, then Tenant relinquishes its right to such unpurchased spaces (the "RELINQUISHED SPACES"). In the event that Tenant subsequently desires to use all or a portion of the Relinquished Spaces, Tenant shall provide 30 days prior written notice to Landlord which specifies the number of Relinquished Spaces that Tenant desires to purchase ("Tenant's Notice"). Landlord shall allow Tenant to purchase such unreserved and/or reserved parking permits within 30 days after Tenant's Notice, at Landlord's then-quoted monthly contract rate.

                  (ii) RESERVED PARKING. Tenant shall convert 6 unreserved permits to reserved permits providing access to the parking facilities serving the Building which are owned or controlled by Landlord in the following reserved parking spaces: Nos. 286, 352, 353, 354, 357 and
         358. During the initial Term (and, if applicable, during any renewal or extension term of the Lease), Tenant shall pay Landlord its quoted monthly contract rate (as set from time to time) for such reserved permits in the designated garage, plus any taxes thereon.

         (1)      "PERMITTED USE": General office use, subject to PARAGRAPH
                  9(a).

(m)      ADDRESSES:

LANDLORD'S ADDRESSES FOR NOTICE:        LANDLORDS ADDRESS FOR PAYMENTS:

The Crescent                            P.O. Box 841772
100 Crescent Court, Suite 250           Dallas, Texas 75284-1772
Dallas, Texas 75201
Attn: Property Manager

Telephone:        (214) 880-4500
Facsimile:        (214) 880-4506        TENANT'S ADDRESS PRIOR TO THE
                                        COMMENCEMENT DATE

with a copy to:                         300 Crescent Court, Suite 600
The Crescent                            Dallas, Texas 75201
200 Crescent Court, Suite 250           Attention: Jeffrey A. Marcus
Dallas, Texas 75201                     Telephone:        (214) 777-4100
Attn: John L. Zogg, Jr.                 Facsimile:        (214) 777-4104
Telephone:        (214) 880-4545
Facsimile:        (214) 880-4547
                                        TENANT'S ADDRESS ON AND AFTER
with a copy to:                         THE COMMENCEMENT DATE:

777 Main Street, Suite 2100             The Premises
Fort Worth, Texas 76102                 Attention: Jeffrey A. Marcus
Attn: Legal Department
Telephone:        (817) 321-2100
Facsimile:        (817) 321-2000

         (n) ADDITIONAL DEFINITIONS: In addition to the key business terms defined above, an index of the other defined terms used in the text of this Lease is set forth below, with a cross-reference to the paragraph in this Lease in which the definition of such term can be found:


ABS..................................................... 8(d)      Landlord's Reletting Expenses...........................17(d)
ADA..................................................... 2(c)      Landlord's Rental Damages...............................17(d)
Alterations.............................................11(c)      Minor Alterations.......................................11(c)
Applicable Law...........................................2(c)      Operating Expenses.......................................7(b)
Beneficiary......................................... 13(a)(i)      Outside Services.........................................8(f)
Building Standard....................................... 2(b)      Permitted Use........................................... 9(a)
Certificates...................................... 14(b)(iii)      Prime Rate............................................. 17(d)
Claims............................................. 13(a)(ii)      Project................................................. 3(a)
Collateral............................................. 17(g)      Project Systems.......................................7(b)(i)
Commencement Date...........................................4      Providers...............................................10(d)
Common Areas.............................................3(b)      Punchlist Items......................................... 5(b)
Construction Agreement...................................5(a)      Relocated Premises..................................... 21(c)
Contamination...........................................22(a)      Relocation Date.........................................21(c)
Control.................................................12(a)      Rent.....................................................6(a)
Default Rate........................................... 17(b)      RSF..................................................... 3(a)
Defend.............................................13(a)(iii)      Rules and Regulations................................... 9(b)
EOE..................................................... 7(a)      Service Areas........................................... 3(b)
Event of Default....................................... 17(a)      Service Interruption.....................................8(e)
Excess Operating Expenses............................... 7(a)      State................................................... 2(c)
Expiration Date.............................................4      Substantial Completion........................... 4(e) of the
Fair Rental Value.......................................17(d)                                             Construction Agreement
Hazardous Materials.....................................22(a)      Tenant Parties.......................................13(a)(i)
Hold Over...............................................18(c)      Tenant's Contribution...................................15(b)
HVAC.................................................... 8(a)      Tenant's FF&E.................................... 14(b)(i)(C)
Indemnify......................................... 13(a)(iii)      Tenant's Insurable Injuries.........................13(a)(ii)
Insurable Injuries.................................. 13(a(ii)      Tenant's Share...........................................7(a)
ISO.................................................13(a)(ii)      Transfer............................................... 12(a)
Land.....................................................3(a)      Waive............................................. 13(a)(iii)
Landlord Parties.....................................13(a)(i)      Work...............................................4(a)of the
Landlord's Contribution.................................15(b)                                             Construction Agreement
Landlord's Mortgagee.......................................20

2.       INTERPRETING THIS LEASE.

         (a) USAGE OF CERTAIN WORDS. Bold italicized print in quotations marks, e.g., "TRANSFER", indicates definition of a term. A defined term includes all grammatical variations which are also shown with initial capital letters. For example, the defined word "Transfer" includes "Transferee", "Transferring", "Transferred", etc., as grammatically appropriate in the text. Cross-references to other provisions of this Lease are in bold print following the word "PARAGRAPH". The word "including" shall not be construed restrictively to limit or exclude other items not listed. Unless the context otherwise requires, the singular includes the plural and the plural the singular, and the masculine, feminine and neuter genders are interchangeable. Unless otherwise specified as a business day, a "day" means a calendar day.

        (b) BUILDING STANDARD. "BUILDING STANDARD" means the type, brand, quantity or quality of materials, equipment, services, insurance coverages, methods, scheduling and usages Landlord designates or determines from time to time to be standard for the Building or the Project.

        (c) APPLICABLE LAW. "APPLICABLE LAW" means all laws, statutes, ordinances, court rulings, regulations, public or private restrictions and requirements now or hereafter adopted by any governmental or other authority, board of fire underwriters, utility company, property association, declarant or similar body, affecting the Project or this Lease, including Title m of The Americans with Disabilities Act of 1990, the Accessibility Guidelines for Buildings and Facilities and any other law pertaining to disabilities and architectural barriers (collectively, "ADA"). THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS LEASE ARE GOVERNED BY THE APPLICABLE LAW OF THE STATE OR OTHER JURISDICTION WHERE THE BUILDING IS LOCATED ("STATE"). ALL OBLIGATIONS UNDER THIS LEASE ARE PERFORMABLE IN THE COUNTY OR OTHER JURISDICTION IN WHICH THE BUILDING IS LOCATED, WHICH SHALL BE VENUE FOR ALL LEGAL ACTIONS.

        (d) ENTIRE AGREEMENT. This Lease contains the parties' entire agreement regarding the subject matter hereof. There are no representations or warranties between the parties not contained in this Lease. No amendment of this Lease shall be effective unless in writing and duly signed by the party against whom enforcement is sought. Any invalidated provision of this Lease shall be severed from, and shall not impair the validity of, this Lease. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

3.       UNDERSTANDING THE PROJECT.

         (a) PROJECT AND RENTABLE AREA. The "Project" consists of the tract of land described on EXHIBIT "A" (the "LAND"), the Building and all appurtenant parking facilities, landscaping, fixtures, Common Areas, service buildings and related improvements now or hereafter constructed thereon or on land acquired by Landlord (or its affiliates) and added to the Project from time to time. The "RSF" is the then-current square footage of rentable area of a given space calculated using Building Standard methods of measurement.

         (b) COMMON AREAS AND SERVICE AREAS. Landlord grants Tenant a non-exclusive right to use the Common Areas during the Term for their intended purposes, in common with others and subject to the provisions of this Lease. "COMMON AREAS" are all present and future areas, facilities and equipment in the Project designated by Landlord for the common use of the occupants of the Building and their customers, employees and invitees, including tunnels, walkways, sky bridges and driveways, lobbies, landscaped areas, loading areas, public corridors, public restrooms, stairs and elevators, and drinking fountains. "SERVICE AREAS" are all present and future areas, facilities and equipment serving the Project which are not generally accessible to Tenant or other occupants of the Building, including mechanical, telecommunications, electrical and similar rooms, roof, risers and HVAC equipment areas.

4. TERM. The Term shall commence on the earlier of (a) the date (1) Substantial Completion of the Work pursuant to the Construction Agreement (if applicable); and (b) the date Tenant takes possession of [language omitted in original] the Premises for purposes of conducting business (the "COMMENCEMENT DATE"), and shall end on the last day of the calendar month in which it would otherwise expire (the "EXPIRATION DATE"). Landlord shall not be liable or responsible for Claims made or incurred by Tenant due to any delay in tendering the Premises. If the Term is extended, the Expiration Date shall be the last day of the calendar month in which the extended Term would otherwise expire. If the Lease is terminated prior to the Expiration Date, the effective date of termination shall become the Expiration Date, except for purposes of PARAGRAPH 17.

5.       PREPARING THE PREMISES.

         (a) CONDITION. Tenant agrees to accept the Premises "as-is". However, all improvements, if any, shall be constructed in the Premises, and the cost thereof paid, in accordance with the "CONSTRUCTION AGREEMENT" attached as EXHIBIT "C" (if applicable). Except as expressly provided in this Lease or the Construction Agreement, Landlord has not undertaken to perform any alteration or improvement to the Premises.

         (b) ACCEPTANCE. BY TAKING POSSESSION OF THE PREMISES, AND TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT WAIVES (i) ANY CLAIMS DUE TO DEFECTS IN THE PREMISES AND/OR THE PROJECT EXCEPT (A) MINOR FINISH ADJUSTMENTS IN WORK PERFORMED BY LANDLORD ("PUNCHLIST ITEMS") SPECIFIED IN REASONABLE DETAIL BY TENANT CONTEMPORANEOUSLY WITH TAKING POSSESSION, AND (B) LATENT DEFECTS IN LANDLORD'S WORK OF WHICH TENANT NOTIFIES LANDLORD WITHIN (2) DAYS AFTER TAKING POSSESSION; AND (ii) ALL EXPRESS AND IMPLIED WARRANTIES OF SUITABILITY, HABITABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. Except to the extent otherwise expressly provided in this Lease, Tenant Waives the right to terminate this Lease due to Punchlist Items or the condition of the Premises, the Building or the Project. Tenant shall, within 15 days after Landlord's request, execute and deliver a Certificate of Acceptance of the Premises substantially in the form attached as EXHIBIT "D".

6.       RENT AND SECURITY DEPOSIT.

         (a) RENT. Beginning on the Commencement Date, Tenant shall pay Landlord the Base Rent. The term "RENT" includes Base Rent, Excess Operating Expenses and any and all other sums payable by Tenant under this Lease. All Rent (plus any applicable taxes thereon) shall be payable to Landlord at the Address for Payments set forth above, or to such other place or entity as may from time to time be designated in writing by Landlord, in lawful money of the United States of America. Tenant shall pay Landlord monthly installments of Base Rent and Excess Operating Expenses in advance on or before the first day of each calendar month during the Term, without deduction, setoff or prior request for payment. Rent for any partial month shall be prorated on a daily basis based on a 365-day calendar year. Tenant may make Rent payments by electronic transfer in accordance with Landlord's instructions.

         (b)      SECURITY DEPOSIT. [language omitted in original]


-------------------------------

         (1)      which is 10 days after

         (2)      270

7.       EXCESS OPERATING EXPENSES.

         (a) CALCULATION. During the Term, Tenant shall pay Landlord Tenant's Share of the amount (prorated for any partial calendar year) by which Operating Expenses for each calendar year exceed Operating Expenses for the Base Year ("EXCESS OPERATING EXPENSES" or "EOE"). "TENANT'S SHARE" is equal to the RSF of the Premises divided by the RSF of the Building. Operating Expenses are computed on an accrual basis in accordance with sound accounting principles consistently applied. If the Building is less than fully occupied or Building Standard services are not provided to the entire Building during any calendar year (including the Base Year), all Operating Expenses which vary directly with occupancy shall be "grossed-up" by Landlord as if the Building had been fully occupied and Building Standard services had been provided to the entire Building during such calendar year.

         (b) OPERATING EXPENSES. "OPERATING EXPENSES" are all costs and expenditures of every kind incurred by Landlord in connection with the ownership, operation, maintenance, management, repair and protection of the Project which are directly attributable or reasonably allocable to the Building, including Landlord's personal property used in connection with the Project and including all costs and expenditures within the following expense categories:

                  (i) Operation, maintenance, repair and replacements of any part of the Project, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and security systems (collectively, "PROJECT SYSTEMS"); materials and supplies (such as light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

                  (ii) Administrative and management fees, including accounting, information and professional services (except for negotiations and disputes with specific tenants not affecting other parties)(3); management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management(4).

                  (iii) Janitorial service; window cleaning; waste disposal; gas, water and sewer charges (including add-ons); and landscaping, including all applicable tools and supplies.

                  (iv) Property, liability and other insurance coverages carried by Landlord, including deductibles and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

                  (v) Real estate taxes, assessments, business taxes, excises, association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession, or substituted, in whole or in part, for a tax previously in existence by any


----------------------------


                  (3) , provided that the management fee shall not exceed the fees then charged in other buildings of comparable age, size, location and amenities in the Dallas area


                  (4) at or below the level of regional property manager and regional asset manager taxing authority [language omitted in original]. Real estate taxes do not include(5) Landlord's income, franchise(6) or estate taxes (except to the extent such excluded taxes are assessed in lieu of taxes included above).


                  (vi) Compliance with Applicable Law, including license, permit and inspection fees; and all expenses and fees, including(7) attorneys' fees and court costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord's(8) costs).

                  (vii) Security services, to the extent provided or contracted for by Landlord.

                  (viii) Goods and services purchased from Landlord's subsidiaries and affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services (except no such limitation shall apply in emergencies).

                  (ix) Depreciation (or amortization) of capital expenditures incurred: (A) to conform with Applicable Law; (B) to provide or maintain Building Standards; or (C) with the intention of promoting safety or reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems. Such expenditures shall be depreciated or amortized uniformly over a reasonable period of time determined by Landlord, together with interest on the undepreciated or unamortized balance at the Prime Rate (as of the date incurred) plus 2%.

         (c) EXCLUSIONS. Operating Expenses exclude costs and expenditures in the following categories:

                  (i) Leasing commissions, attorneys' fees and other expenses related to leasing tenant space and constructing improvements for the sole benefit of an individual tenant.

                  (ii) ABS goods and services furnished to an individual tenant of the Project which are separately reimbursable directly to Landlord in addition to EOE.

                  (iii) Repairs required because of casualty or condemnation damage to the extent of insurance or condemnation proceeds actually received by Landlord.

                  (iv) Except as provided in PARAGRAPH 7(b)(ix), depreciation, amortization, interest payments on any encumbrances on the Project and the cost of capital improvements or additions and replacements.

                  (v) Electrical service costs paid separately pursuant to PARAGRAPH 7(e).


----------------------------


                  (5) (A) any penalties and interest incurred because of the delinquency by Landlord in timely paying such taxes (unless such penalties and interest are incurred as a result of Tenant's failure to timely pay its portion of such taxes or as a result of Landlord's contesting such taxes in good faith), and (B)

                  (6) , succession, transfer, gift, corporation, profits

                  (7) reasonable

                  (8) actual

                  (9) SEE FOOTNOTE BELOW.

         (d) ESTIMATED MONTHLY PAYMENTS. During each calendar year of the Term after the Base Year, Tenant shall pay Landlord, in advance concurrently with each monthly payment of Base Rent, 1/12th of Landlord's good-faith estimate of the EOE to be payable by Tenant for such calendar year. By April 30th of the next calendar year, or as soon thereafter as practical, Landlord shall furnish Tenant a statement of actual Operating Expenses for the prior calendar year. Provided no uncured Event of Default then exists hereunder (and no condition exists which, with the passage of time or giving of notice, would become an Event of Default), Landlord shall promptly refund any overpayment to Tenant for the prior calendar year (10) [language omitted in original]. Likewise, Tenant shall, within 30 days of Landlord's invoice, pay Landlord any underpayment for the prior calendar year. The foregoing obligations shall survive the Expiration Date. Landlord may alter its billing procedures at any time (11), including adjusting estimated EOE based on actual or expected increases in Operating Expenses. In no event shall Base Rent be reduced if Operating Expenses for any calendar year are less than Operating Expenses for the Base Year.

        (e) ELECTRICAL COSTS. In addition to the foregoing, and as a separate obligation, Tenant shall pay Landlord Tenant's Share, as defined in the second sentence of PARAGRAPH 7(a), of the following costs incurred by Landlord which are directly attributable or reasonably allocable to the Building: (i) electrical services used in the operation, maintenance and use of the Project;
(ii) sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Project, and (iii) other costs of providing electrical services to the Project. Tenant shall, with each monthly

--------------------

                  (9) (f) Costs, penalties and fines incurred due to the violation by Landlord of the terms and conditions of any lease pertaining to the Building, except such as may be incurred by Landlord in contesting in good faith the alleged violation.

                           (g) principal payments on indebtedness secured by liens against the Building, or costs of refinancing such indebtedness.

                           (h) Costs of installing any specialty service, such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club.

                           (i) Interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant's failure to timely pay its portion of such amounts or as a result of Landlord's contesting such amounts in good faith.

                           (j) Advertising and promotional expenditures incurred by Landlord for marketing the Project to prospective tenants.

                           (k) real estate commissions, attorneys' fees, and other costs and expenses incurred in connection with the negotiations with purchasers or potential purchasers of the Building.

                           (l) Costs, penalties and fines incurred due to the violation by Landlord of Applicable Law, except such as may be incurred by Landlord in contesting in good faith the alleged violation.


                  (10) ;provided, however, that if Tenant is in monetary default hereunder, at Landlord's option such excess shall be applied against any amounts Tenant owes to Landlord under this Lease and any remainder shall be applied against Rent to become due hereunder

                  (11) upon reasonable written notice to Tenant payment of EOE, pay Landlord's monthly estimate of Tenant's Share of such electrical service costs in the same manner as provided for Operating Expenses in PARAGRAPH 7(d).

                  (12) See footnote below.


8.      LANDLORD SERVICES.

        (a) BASIC SERVICES. Landlord shall, as an Operating Expense, furnish the following services to the Premises (to which services Landlord may at any time and from time to time make reasonable changes): (i) running tap water from the local utility at the supply points provided for general tenant use (13); (ii) heating, ventilating and air conditioning ("HVAC") on weekdays between 7:00 a.m. and 7:00 p.m.; Saturdays between 7:00 a.m. and 1:00 p.m., excluding generally recognized business holidays; (iii) janitorial service 5 days per week (excluding holidays); (iv) exterior window washing; (v) non-exclusive passenger elevators sufficient for ingress and egress to the Premises, subject to proper authorization and the Rules and Regulations; (vi) routine maintenance of the Common and Service Areas; and (vii) replacement of Building Standard light bulbs, tubes and ballasts.(14)

-------------------

                  (12) (f) RIGHT TO AUDIT. Within 60 days (the "AUDIT ELECTION PERIOD") after Landlord furnishes its statement of actual Operating Expenses for any calendar year (including the Base Year). Tenant may at its expense during Landlord's normal business hours, elect to audit Landlord's Operating Expenses for such calendar year only, subject to the following conditions: (i) the audit shall be prepared by a certified public accounting firm of recognized national standing; (ii) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (iii) the audit shall commence within 30 days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within 60 days after commencement; (iv) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business; (v) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's reasonable confidentiality agreement for Landlord's benefit prior to commencing the audit; and (vi) the accounting firms' audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and reasonable approval before the final approved audit report is delivered to Landlord. This paragraph shall not be construed to limit or abate Tenant's obligation to pay Rent when due, including estimated EOE. Landlord shall refund any overpayment determined by the approved audit against the next sums due and owing by Tenant (so long as Tenant is not then in default of any of the terms of this Lease, in which event such overpayment shall be applied against any amount Tenant owes as a result of such default). Likewise, Tenant shall pay Landlord any underpayment determined by the approved audit within 30 days of determination. The foregoing obligations shall survive the Expiration Date. If Tenant does not give written notice of its election to audit Landlord's Operating Expenses during the Audit Election Period, Landlord's Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the approved audit conducted by Tenant discloses that Landlord's calculation of EOE for the calendar year under inspection was overstated by more that 5%, then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within 30 days after receipt of Tenant's invoice therefor.

                  (13) and at the points of supply existing within the Premises as of the Date of Lease

                  (14) The Building shall be maintained and operated consistently with comparable office buildings in Dallas, Texas, taking into account age, size and other relevant operating factors. Tenant shall not be responsible for the payment of any part of the costs incurred due to after hours or

                                                                  (continued...)

         (b)      ELECTRICAL SERVICE.

                  (i) Landlord shall furnish Building Standard electrical service to the Premises sufficient to operate customary lighting, office machines and other equipment of similar low electrical consumption. Landlord may, at any time and from time to time, calculate Tenant's actual electrical consumption in the Premises either by a survey conducted by a reputable consultant selected by Landlord, or through separate meters installed, maintained and read by Landlord, all at Tenant's expense. The cost of ABS electrical consumption shall be paid by Tenant in accordance with PARAGRAPH 8(d).

                  (ii) Landlord reserves the right to select the provider of electrical services to the Building and/or the Project. To the fullest extent permitted by Applicable Law, Landlord shall have the continuing right, upon 30 days written notice, to change such utility provider and install a submeter for the Premises at Tenant's expense. (15) All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in PARAGRAPH 7(e), unless paid directly by Tenant.

                  (iii) If submetering is installed for the Premises, Landlord may charge for Tenant's actual electrical consumption monthly in arrears at commercially reasonable rates determined by Landlord, except as to electricity directly purchased by Tenant from third party providers. Even if the Premises are submetered, Tenant shall remain obligated to pay Tenant's Share of the cost of electrical services as provided in PARAGRAPH 7(e), except that Tenant shall be entitled to a credit against electrical services costs equal to that portion of the amounts actually paid by Tenant separately and directly to Landlord which are attributable to Building Standard electrical services submetered to the Premises.

         (c) PARKING. Landlord shall provide the Parking Permits described in PARAGRAPH 1, which shall allow "in-and-out" privileges to the designated parking facilities areas or areas using parking access cards or permits, as applicable. No deductions from the monthly charge shall be made for days on which the parking facilities are not used by Tenant. Landlord shall have the continuing right to (16) change the designation of such parking facilities or areas. Tenant, its employees, contractors and invitees, shall at all times comply with the applicable parking rules issued from time to time. Neither Tenant nor its employees shall use any parking spaces designated for visitors or (17) other occupants of the Project. Tenant shall, within 15 days of Landlord's written request, furnish Landlord a complete list of license plate numbers for



-----------------------

                  (14) (...continued)
         extraordinary usage of electricity or the HVAC systems by other Building tenants (other than an assignee or sublessee of Tenant).

                  (15) Landlord agrees to review the Approved Construction Documents (as defined in Exhibit "C") and inform Tenant of any ABS electrical requirements which would cause Landlord to require the Premises to be submetered. If Tenant elects to install any Alterations during the Term of the Lease, Landlord agrees to likewise inform Tenant if the Alterations would cause Landlord to require the Premises to be submetered after Tenant furnishes to Landlord complete plans and specifications for any proposed Alterations.

                  (16) reasonably

                  (17) reserved for
all vehicles operated by any Tenant Party. Tenant's sole remedy for any period during which Tenant's use of any Parking Permit is precluded for any reason shall be abatement of parking charges for such precluded permits.(18)

         (d) ABS SERVICES. Building Standard services are furnished based upon Building Standard (i) leasehold improvements; (ii) population density; (iii) electrical consumption; (iv) electrical design capacity; and (v) hours of operation (not to exceed 280 hours per month), and any other applicable qualifications set forth in this Lease. "ABS" means over and above Building Standard (including related modifications and equipment changes). All requests for ABS services, whether HVAC, electrical, janitorial or other services, shall be made in writing and are subject to Landlord's prior written approval, which may include, as a condition to such approval, the imposition of restrictions or other requirements by Landlord. Landlord shall install any equipment or other modifications necessary to furnish any approved ABS services, all at Tenant's expense (including all related consulting, acquisition, installation and maintenance costs). Unless otherwise specified in this Lease, Tenant shall, within 15 days of invoicing, pay the foregoing expenses and Landlord's then-quoted standard charges for any ABS services furnished to or necessitated by any Tenant(19) Party Landlord may withhold its consent to any ABS services or, having previously granted consent, terminate or suspend any ABS services (and remove any related equipment or modifications at Tenant's expense), if (A) Landlord determines the provision or continuation of such ABS services is unnecessary or could damage the Building or Project Systems, create a dangerous condition, entail unreasonable Alterations or expense, or disturb other tenants in the Building; or (B) there exists an Event of Default. ABS HVAC shall be furnished upon Tenant's written request given no later than 12:00 noon of the preceding business day.

         (e) SERVICE INTERRUPTIONS. Upon interruption of any service furnished by Landlord under this Lease (a "SERVICE INTERRUPTION") other than a Service Interruption for scheduled maintenance, tests and inspections, Tenant shall immediately notify Landlord, in which event Landlord shall use commercially reasonable efforts to restore such service to the Premises. No Service Interruption shall (i) constitute a breach by Landlord under this Lease; (ii) relieve Tenant of any obligation under this Lease (except as provided below); or
(iii) be deemed a constructive eviction of Tenant from the Premises. Commencing on the(20) 11th consecutive business day of any Service Interruption within Landlord's control, and except to the extent such Service Interruption is caused by a Tenant Party, Tenant shall, as its sole remedy, be entitled to an equitable diminution of Base Rent based upon the pro rata portion of the Premises rendered unfit for occupancy for the Permitted Use.(21) In the event of any conflict between this PARAGRAPH 8(e) and the casualty and condemnation provisions of PARAGRAPHS 15 AND 16, the latter shall control. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, AND TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT WAIVES ALL CLAIMS AGAINST THE LANDLORD PARTIES ARISING FROM SERVICE INTERRUPTIONS.

         (F) PROVIDERS OF SPECIAL BUILDING SERVICES. Landlord has advised Tenant that certain building services, including, without limitation, telecommunication services, valet parking, concierge services and other tenant-serving retail services may be offered to tenants of the Building by a concessionaire under contract with Landlord or by a Tenant under



-------------------------------

                  (18) Notwithstanding anything to the contrary contained herein, Landlord shall use commercially reasonable efforts to provide substitute parking for any period during which Tenant's use of any Parking Permit is precluded.

                  (19) (which shall not exceed Landlord's actual cost plus Landlord's standard administrative charge therefor)

                  (20) 6th

                  (21) Commencing on the 31st consecutive business day of a Service Interruption which is beyond the control of Landlord, Tenant shall, as its sole remedy, be entitled to an equitable diminution of rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the Permitted Use, except to the extent such Service Interruption is caused by a Tenant Party.

lease with Landlord (collectively, "Provider"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services provided or to be provided by Provider, or the quality, reliability or suitability thereof; (ii) Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the repair, maintenance, furnishing, operation or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and without limiting the foregoing, no default or failure of Provider with respect to any such services or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Basic Rental or Additional Rental or any other payment required to be made by Tenant hereunder, or constitute any actual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

         (f) OUTSIDE SERVICES. In no event shall Landlord be required to provide or arrange for any "OUTSIDE SERVICES", which includes: (i) Premises access control and other on-Premises security systems; (ii) telephone, data transmission, television, Internet or other telecommunications services; (iii) special finish and decor maintenance; (vi) [language omitted in original] (v) plant rental or maintenance; and (vi) any other services not enumerated in PARAGRAPHS 8(a), (b) or (c) of this Lease. All providers of Outside Services ("PROVIDERS") shall be required to comply with the Rules and Regulations, Applicable Law and Landlord's other policies and practices for the Building. At least [language omitted in original] (22) days before any Provider is scheduled to begin providing any services enumerated in clauses (i) or (ii) above, and at least [language omitted in original] (23) days before any Provider is scheduled to begin providing any services enumerated in clauses (iii) through (vi) above, Tenant shall deliver information in sufficient detail for Landlord's review and approval (24) regarding the Provider's identity, financial condition and capacity to perform the Outside Service and, upon request, any other information reasonably required by Landlord. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT WAIVES ALL CLAIMS AGAINST LANDLORD PARTIES FOR [language omitted in original] ALL CLAIMS ARISING OUT OF THE UNAVAILABILITY OR INTERRUPTION OF OR DEFECT IN THE OUTSIDE SERVICES.

9.       OCCUPANCY AND CONTROL.

         (a) PERMITTED USES. The Premises shall be used by Tenant (and its permitted Transferees) solely for the "PERMITTED USE" consistent with Building Standard services, population density and hours of operation. Except as provided below, the following uses are expressly prohibited in the Premises: government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, overburden any of the Project Systems, Common Areas, Service Areas or parking facilities, impair Landlord's efforts to lease space or otherwise interfere with the operation of the Project. Notwithstanding the foregoing, the following ancillary uses shall be permitted in the Premises only so long as they do not, in the aggregate, occupy more than 10% of the RSF of the Premises or of any single floor (whichever is less): (i) the following services provided by Tenant exclusively to its employees: schools, training and other educational services; credit unions; and similar employee services; and (ii) the following services directly and exclusively


---------------------

         (22) 30

         (23) 15

         (24) (which approval shall not be unreasonably withheld) supporting Tenant's business: telemarketing; reservations; storage; data processing; debt collection; and similar support services.

     (b) RULES AND REGULATIONS. During the Term, Tenant shall comply with the "RULES AND REGULATIONS" established by Landlord for the Project, as amended from time to time. The current Rules and Regulations are attached as EXHIBIT "E". This Lease shall control in the event of any conflict between this Lease and any Rules and Regulations.

     (c) SIGNAGE. Tenant shall not, without Landlord's prior written approval(25), paint, affix, erect, display or distribute any signs, advertisements or notices upon (or visible from) the exterior of the Premises or elsewhere in the Project, except for Building Standard tenant identification information permitted by Landlord in the main building directory or adjacent to the main entrance to the Premises.

     (d) CONSENTS. Where Landlord's Consent or approval is required in this Lease, Landlord may withhold such consent or approval in its sole discretion, except as otherwise specified in the applicable provision. If Tenant requests Landlord's consent or approval under any provision of this Lease and Landlord fails or refuses to give such consent or approval, Tenant's sole remedy shall be an injunction or an action for specific performance.

10.  TENANT'S COVENANTS. Tenant covenants and agrees as follows:

         (a) TENANT'S OPERATIONS. Tenant shall, at its expense, promptly comply with Applicable Law in its use and occupancy of the Premises (including construction of any Alterations required by Applicable Law). Tenant shall not do or permit anything to be done in the Premises which shall(26) [language omitted in original] (i) obstruct or interfere with the operation of the Project or with the rights of other tenants of the Project; (ii) injure, disturb or annoy other tenants of the Project, including the emission of offensive odors, noises or vibrations; (iii) tend to harm the reputation of Landlord or the Project, (iv) deceive or defraud the public; or (v) increase Landlord's insurance costs.

     (b) NO RECORDATION OR LIENS. Tenant shall not record this Lease (or a memorandum thereof). Tenant shall not in any way encumber any interest in the Premises or the Project, and shall cause any liens(27) arising from acts or omissions of, or due to a Claim against, a Tenant Party to be promptly discharged by payment, bonding or otherwise. If Tenant fails to timely discharge any such lien, Landlord may, without further notice to Tenant, discharge such lien in any reasonable manner determined by Landlord on Tenant's behalf and at Tenant's expense, payable within 30 days of Landlord's invoice.

     (c) SECURITY. Tenant shall (i) take reasonable steps to secure the Premises and the personal property of all Tenant Parties in the Common Areas and parking facilities of the Project, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all ABS security devices installed in the Premises (such as locks, smoke detectors and burglar alarms), which shall be integrated with any other Building security systems; and (iii) cooperate with Landlord and other tenants in the Project on security matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property, and that such matters are the responsibility of Tenant and the local law enforcement authorities.

     (d) TAXES. Tenant shall promptly pay directly to the taxing authority all sales and/or ad valorem taxes now or hereafter levied by separate bill on Tenant's personal property and ABS leasehold improvements. Tenant Waives all


-------------

          (25) (which approval shall not be unreasonably withheld)

          (26) unreasonably

          (27) against the Premises or the Project rights under Applicable Law to protest appraised values or receive notice of reappraisal regarding the Project (including Landlord's personalty), irrespective of whether Landlord contests same. To the extent such Waiver is prohibited, Tenant appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to appear and take all actions which Tenant would otherwise be entitled to take under Applicable Law.(28)

     (e) THIRD PARTY COMMISSIONS. Tenant represents and warrants that no broker or agent has represented Tenant in connection with this Lease except The Staubach Company, which is acting as Tenant's agent in connection with this Lease. Tenant shall Indemnify and Defend each Landlord Party against any Claims for real estate commissions or fees in connection with this Lease made by any party Claiming through Tenant except for The Staubach Company, which shall be paid by Landlord pursuant to a separate agreement.

     (f) ESTOPPEL LETTERS AND FINANCIAL STATEMENTS. Within(29) business days after written request, Tenant shall execute and deliver to Landlord and/or its designee (i) a current and complete financial statement for Tenant certified as true and correct by Tenant's chief financial officer, and/or (ii) an estoppel letter certifying (A) as true and correct, a copy of this Lease and any amendments; (B) the then-effective business terms under PARAGRAPH 1; (C) whether Landlord is in default and, if so, the nature of such default; (D) the date to which Rent has been paid; and (E) any other matters Landlord; Landlord's Mortgagee or any prospective purchaser may(30) require; provided such statements are true and accurate. Tenant's failure to timely execute and return the requested estoppel letter shall be conclusive evidence of the matters set forth therein.

11.  REPAIRS, MAINTENANCE AND ALTERATIONS.

     (a) LANDLORD'S OBLIGATIONS. Except as otherwise provided in this Lease, Landlord shall maintain the roof, foundation, exterior windows and surfaces, load-bearing components of the Building and the Project Systems, the cost of all of which shall be included in Operating Expenses. In addition, Landlord shall maintain any wiring, ducts, conduit, plumbing or pipes necessary to extend services from the existing Project Systems to or within the Premises and shall repair damage caused by a Tenant Party to the roof, foundation, exterior windows and surfaces, load-bearing components of the Building and the Project Systems, the cost of all of which items shall not be included in Operating Expenses, but shall be paid as a direct, reimbursable expense to Landlord by Tenant within(31) days of Landlord's invoice.

     (b) TENANT'S OBLIGATIONS. Tenant shall throughout the Term keep the Premises and all furnishings, trade fixtures, equipment and leasehold improvements therein in good condition and repair, including all necessary repairs and replacements, but excluding ordinary wear and tear and damage from casualty or condemnation. If Tenant fails to do so within 15 days after written notice, Landlord may make the necessary repairs or replacements, and Tenant shall reimburse Landlord therefor, plus a 15% administrative fee, within 15 days of Landlord's invoice. Tenant shall not in any manner


-------------

          (28) Notwithstanding the foregoing, Landlord agrees to protest the appraised value of all or any portion of the Project if so requested by Tenant, if Landlord determines, in its reasonable judgment that such protest is appropriate.

          (29) 10

          (30) reasonably

          (31) 20
deface or injure any part of the Project, and shall, upon demand, pay the(32) (plus 15%) of Landlord's repair and replacement of any damage or injury caused by any Tenant Party.(33)

     (c) ALTERATIONS. No alterations or improvements to the Premises(34) (collectively, "ALTERATIONS") shall be made without Landlord's prior written consent, which shall not be unreasonably withheld. However, in no event shall (and it shall be reasonable for Landlord to withhold its consent if) any Alterations (i)(35) interfere with construction in progress or other tenants in the Project; (ii) adversely affect or alter the Project Systems, structural integrity or exterior appearance of the Building; (iii) impair Building Standard services or require ABS services (either during or after such work); (iv) be visible from the exterior of the Premises or the Building; or (v) be permitted if any uncured Event of Default then exists (or any condition exists which, with the passage of time or giving of notice, would become an Event of Default). At least 15 business days prior to commencing construction, Tenant shall furnish complete plans and specifications for any proposed Alterations for Landlord's review and approval. All Alterations shall be constructed at Tenant's expense in a good and workmanlike manner, and otherwise in compliance with Applicable Law, the Rules and Regulations, Building Standard construction criteria and Landlord's other reasonable requirements. Tenant shall also pay a construction management fee to Landlord equal to(36) of the contract price of all Alterations. Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed by Landlord using independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Applicable Law or be free from errors or omissions, nor that the Alterations will be free from defects, and Landlord will have no liability therefor. Upon completion, Tenant shall, at its expense, provide Landlord with "as built" plans on Landlord's CAD system (or other format(37) requested by Landlord). So long as Tenant otherwise complies with all provisions of this Paragraph,(38) [language omitted in original] minor non-structural Alterations (collectively, "MINOR ALTERATIONS"), the aggregate cost of which does not exceed [language omitted in original] $10,000 [language omitted in original] in the Premises in any 12 month period. Minor Alterations may be constructed by Tenant, so long as Landlord's approved contractors are used, in which event no construction management fee will be charged.


--------------------
          (32) actual cost thereof

          (33) In no event will Tenant be responsible for any plumbing, pipes, electrical wiring, switches, fixtures and equipment located in the Premises but serving another tenant of the Building or for portions of the HVAC, electrical, mechanical and plumbing systems of the Building not located in the Premises. Absent a fire or other casualty. Landlord shall meet all of its obligations in order to keep in full force and effect all certificates of occupancy for the Building and the parking facility associated therewith.

          (34) other than the Work

          (35) unreasonably

          (36) 5%

          (37) reasonably

          (38) Landlord's consent shall not be required for

12.  ASSIGNMENT AND SUBLETTING BY TENANT.

     (a) TRANSFER. Tenant shall not, without Landlord's prior written consent in each instance in accordance with PARAGRAPH 12(c), convey, assign or encumber this Lease or any interest herein, directly or indirectly, voluntarily or by operation of law, including the merger or conversion of Tenant with or into another entity, or sublet all or any portion of the Premises, or permit the use or occupancy of any part of the Premises by anyone other than Tenant (collectively, "TRANSFER"). If Tenant is other than an individual, any change in "control" of Tenant shall constitute a Transfer, and the surviving party in control shall be the Transferee. "CONTROL" means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Conversely, Tenant shall not sublease space from, or assume the lease obligations of, another tenant in the Project without Landlord's prior written consent. Following any Transfer, Tenant (and any guarantors) shall remain fully liable under this Lease(39), [language omitted in original] and Landlord may proceed directly under this Lease against Tenant (or any guarantor) without first proceeding against any other party. Tenant shall give Landlord written notice of any proposed Transfer at least(40) days prior to the anticipated effective date of the proposed Transfer, which notice shall include a complete detailed written description of the Transfer; the name, address, business and intended use of the Transferee; a current [language omitted in original] financial statement for the Transferee certified by a recognized accounting firm; a copy of the proposed Transfer document; appropriate evidence of the existence, good standing and signature authority of the Transferee in the State; and such other pertinent information as Landlord reasonably requests, together with Landlord's(41) Transfer processing fee. If the proposed Transferee is subject to any new requirements under Applicable Law (including ADA), (i) Tenant shall be liable for any costs or expenses to comply with such requirements, and (ii) to the extent such requirements require Alterations, Tenant shall deliver for Landlord's approval plans and specifications complying with such additional requirements and acceptable security assuring timely, lien-free completion of construction. If the aggregate consideration paid to Tenant for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the Transferred interest), then Tenant shall, within 15 days after receipt, pay(42) such excess to Landlord.

     (b) LANDLORD'S OPTIONS. Within(43) days after receipt of all required Transfer information, Landlord shall give Tenant written notice of its election
(i) to consent to the Transfer; or (ii) [language omitted in original] (iii) not to consent to the Transfer, in which event this Lease shall continue in full force and effect. If Landlord fails to timely make such election, Landlord shall be deemed to have elected option (iii) above. Any Transfer occurring without Landlord's consent shall be void and shall constitute an Event of Default hereunder. In any event, all renewal and expansion options and other preferential rights under this Lease are personal to the original Tenant under this Lease and shall not be exercisable by any Transferee. Neither Landlord's acceptance of any name for listing on the Building directory or other signage, nor Landlord's acceptance of Rent from any Transferee, shall be deemed, or substitute for, Landlord's consent to a Transfer.


------------------
          (39) (under the terms and conditions of the Lease as it exists on the date of the Transfer)

          (40) 15

          (41) standard

          (42) 50% of

          (43) 15

     (c) CONSENT. Landlord shall not unreasonably withhold(44) consent to any Transfer (other than an encumbrance of this Lease) pursuant to PARAGRAPH 12(b)(iii). Landlord shall not be deemed to have unreasonably withheld consent if: (i) Transferee's financial condition is not reasonably satisfactory to Landlord or does not evidence Transferee's ability to pay its obligations (including those undertaken in connection with the Transfer) when due; (ii) the net worth of Transferee (plus any guarantor) is less than that of Tenant (plus any guarantor) as of the Date of Lease or the effective date of Transfer, whichever is greater; (iii) Transferee refuses to provide additional security required by Landlord as a result of a change in financial creditworthiness or legal structure, such as increased security deposit, guaranties, etc.; (iv) Transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (v) the use, nature, business, activities or reputation in the business community of Transferee (or its principals, employees or invitees) are not acceptable to Landlord; (vi) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund) qualification tests applicable to Landlord or its affiliates;
(vii) an uncured Event of Default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an Event of Default); (viii) Transferee is an occupant of, or Landlord is otherwise engaged in(45) lease negotiations with Transferee for, other premises in the Project;
(ix) Transferee is or has been involved in a dispute or litigation with any Landlord Party; or (x) Transferee fails to execute Landlord's then-standard form of consent document containing an assumption by Transferee of all obligations of Tenant under this Lease accruing after the date of Transfer.(46)

13. INDEMNITY.

     (a)  DEFINITIONS.

          (i) Parties. The "TENANT PARTIES" are Tenant and its shareholders, members, managers, partners, directors, officers, employees, agents, contractors, sublessees, licensees and invitees. The "LANDLORD PARTIES" are Landlord, the manager of the Building, Landlord's Mortgagee(s) and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, members, partners, agents and contractors. A "BENEFICIARY" is the intended recipient of the benefits of another party's Indemnity, Waiver or obligation to Defend.


------------------
          (44) or delay

          (45) active

          (46) Notwithstanding the foregoing, Landlord shall consent to Transfer to an Affiliate (as defined below) unless: (i) Transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building (ii) the use, nature, business, activities or reputation in the business community of Transferee (or its principals, employees or invitees) are not acceptable to Landlord;
     (iii) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund) qualification tests applicable to Landlord or its affiliates;
     (iv) an uncured Event of Default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an Event of Default); (v) Transferee is an occupant of, or Landlord is otherwise engaged in lease negotiations with Transferee for, other premises in the Project; (vi) Transferee is or has been involved in a dispute or litigation with any Landlord Party; or (vii) Transferee fails to execute Landlord's then-standard form of consent document, which will contain, in the event of an assignment, an assumption by Transferee of all obligations of Tenant under this Lease accruing after the date of Transfer. The term "AFFILIATE" means any person or entity controlling, controlled by or under common control with Tenant.

          (ii) Claims and Injuries. "CLAIMS" means all damages, losses, injuries, penalties, disbursements, costs, charges, assessments, expenses (including(47) legal, expert and consulting fees and expenses incurred in investigating, Defending or prosecuting any allegation, litigation or proceeding), demands, litigation, settlement payments, causes of action (whether in tort or contract, in law, at equity or otherwise) or judgments. "INSURABLE INJURIES" refers to "advertising injury", "bodily injury", "personal injury" and "property damage" collectively, as such terms are defined in Insurance Services Office, Inc. ("ISO") form CG 0001 1093 "Commercial General Liability". "TENANT'S INSURABLE INJURIES" are Insurable Injuries occurring (A) in the Premises or (B) outside the Premises and caused or suffered by a Tenant Party.

          (iii) Indemnify, Waive and Defend. "INDEMNIFY" means to protect and hold a party harmless from and against a potential Claim and/or to compensate a party for a Claim actually incurred. "WAIVE" means to knowingly and voluntarily relinquish a right and/or to release another party from liability. No Waiver shall occur unless in a written agreement signed by the party against whom the Waiver is claimed. No Waiver in one instance shall be deemed a Waiver in another instance, however similar. No demand for or acceptance of partial payment or performance shall Waive the underlying obligation or breach unless expressly agreed in writing. "DEFEND" means to provide a competent legal defense of a Beneficiary against a Claim with counsel reasonably acceptable (and at no cost) to the Beneficiary.

     (b) INDEMNITY REGARDING TENANT'S PERFORMANCE. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT SHALL INDEMNIFY AND DEFEND THE LANDLORD PARTIES AGAINST ALL CLAIMS ARISING, OR ALLEGED TO ARISE, FROM THE FOLLOWING: (i) ANY ACT OR OMISSION OF ANY TENANT PARTY, INCLUDING THE CONDUCT OF TENANT'S BUSINESS IN THE PREMISES AND ANY INCREASE IN THE PREMIUM FOR ANY INSURANCE POLICY CARRIED BY LANDLORD RESULTING THEREFROM; OR (ii) ANY MISREPRESENTATION MADE BY TENANT OR ANY GUARANTOR OF TENANT'S OBLIGATIONS IN CONNECTION WITH THIS LEASE.

     (c) INDEMNITY REGARDING TENANT'S INSURABLE INJURIES. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT SHALL INDEMNIFY AND DEFEND THE LANDLORD PARTIES AGAINST ALL CLAIMS ARISING, OR ALLEGED TO ARISE, FROM TENANT'S INSURABLE INJURIES.

     (d) INDEMNITY REGARDING LANDLORD'S INSURABLE INJURIES. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), BUT SUBJECT TO ANY LIMITATIONS CONTAINED ELSEWHERE IN THIS LEASE, INCLUDING PARAGRAPH 23, LANDLORD SHALL INDEMNIFY AND DEFEND THE TENANT PARTIES AGAINST ALL CLAIMS ARISING FROM INSURABLE INJURIES SUFFERED BY THIRD PARTIES IN THE COMMON AREAS OR SERVICE AREAS TO THE EXTENT CAUSED, OR ALLEGED TO HAVE BEEN CAUSED, BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LANDLORD PARTY, BUT NOT AS TO CLAIMS FOR WHICH THE LANDLORD PARTIES ARE INDEMNIFIED PURSUANT TO PARAGRAPHS 13(b) AND 13(c).

     (e) WAIVERS. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), (i) TENANT WAIVES ALL CLAIMS AGAINST THE LANDLORD PARTIES ARISING, OR ALLEGED TO ARISE, FROM (A) TENANT'S INSURABLE INJURIES, (B) ANY INSURABLE INJURIES TO ANY TENANT PARTY CAUSED BY PARTIES OTHER THAN LANDLORD PARTIES, OR (C) BUSINESS INTERRUPTION OR LOSS OF USE OF THE PREMISES SUFFERED BY TENANT; AND (ii) LANDLORD WAIVES ALL CLAIMS AGAINST THE TENANT PARTIES ARISING, OR ALLEGED TO ARISE, FROM THE DAMAGE TO OR LOSS OF TANGIBLE PROPERTY BELONGING TO A LANDLORD PARTY.

     (f) SCOPE OF INDEMNITIES AND WAIVERS. ALL INDEMNITIES, WAIVERS AND OBLIGATIONS TO DEFEND, WHEREVER CONTAINED IN THIS LEASE, (i) SHALL BE ENFORCED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOR THE BENEFIT OF THE APPLICABLE BENEFICIARY THEREOF, REGARDLESS OF ANY EXTRAORDINARY SHIFTING OF RISKS,


---------------
          (47) reasonable

AND EVEN IF THE APPLICABLE CLAIM IS CAUSED BY THE ACTIVE OR PASSIVE NEGLIGENCE OR SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SUCH BENEFICIARY, AND REGARDLESS OF WHETHER LIABILITY WITHOUT FAULT OR STRICT LIABILITY IS IMPOSED UPON OR ALLEGED AGAINST SUCH BENEFICIARY, BUT NOT TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION HOLDS IN A FINAL JUDGMENT THAT A CLAIM IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH BENEFICIARY; (ii) ARE INDEPENDENT OF, AND SHALL NOT BE LIMITED BY, EACH OTHER OR ANY INSURANCE OBLIGATIONS IN THIS LEASE (WHETHER OR NOT COMPLIED WITH); AND (iii) SHALL SURVIVE THE EXPIRATION DATE UNTIL ALL RELATED CLAIMS AGAINST THE BENEFICIARIES ARE FULLY AND FINALLY BARRED BY APPLICABLE LAW. NOTWITHSTANDING THE POTENTIAL FOR EXTRAORDINARY SHIFTING OF RISK, LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE EXECUTED THIS LEASE IN MATERIAL RELIANCE UPON INCLUSION OF EACH SUCH INDEMNITY AND WAIVER.

     (g) RELIANCE. In reliance on Tenant's Indemnities and Waivers in this Lease and Tenant's insurance required by PARAGRAPH 14(b), Landlord shall not carry primary insurance for Tenant's Insurable Injuries. Tenant acknowledges that (i) if Landlord had been required to carry primary insurance for Tenant's Insurable Injuries, the Rent payable under this Lease would have been higher; and (ii) Tenant is relying not on Landlord or Landlord's insurance in order to pay Claims arising from Tenant's Insurable Injuries, but rather on (A) the insurance required under PARAGRAPH 14(b) and any additional insurance Tenant has elected to carry as to Claims covered by insurance, (B) Tenant's own funds as to deductibles, self-insured retentions under Tenant's insurance and Claims which exceed Tenant's insurance limits, and (C) third parties (other than Landlord Parties) as to Claims arising from the third party actions not covered by Landlord's Indemnity.

14. INSURANCE.

     (a) LANDLORD'S INSURANCE. Landlord shall, as an Operating Expense, procure and maintain (i) commercial general liability insurance with a combined single limit of at least $5,000,000, and (ii) special form or all risks property insurance covering the full replacement cost of (A) the shell and core of the Building, (B) any fixtures and leasehold improvements Landlord is required by this Lease to restore, and (C) any equipment and other personal property owned by Landlord and used in connection with the Building.

     (b) TENANT'S INSURANCE.

          (i) Required Policies. Tenant shall, at its sole expense, procure and maintain the following insurance coverages throughout the Term:

               (A) Commercial general liability insurance on ISO Form CG
     0001 1093 or CG 0001 0695 (or, if Tenant has 2 or more locations covered by the policy and the policy contains a general aggregate limit, ISO form amendment "Aggregate Limits of Insurance Per Location" CG 2504 1185) in the amounts and with the coverages described in EXHIBIT "F-1". Landlord Parties shall be included as "additional insureds" using ISO additional insured form CG 2026 1185, without modification. A waiver of subrogation in favor of Landlord Parties using ISO form CG 2404 1093 is also required.

               (B) Workers' compensation and employer liability coverage with a waiver of subrogation in favor of the Landlord Parties on endorsement form WC 429394 (Texas only) or ISO form WC 000313 (all other states) and in the amounts and with the coverages described in EXHIBIT "F-1".

               (C) "Special form" or "all risks" property insurance on ISO form CP 1030 (or equivalent Business Owner's Policy) in conformity with EXHIBIT "F-2" with no exclusions other than standard printed exclusions, including an ordinance or law coverage endorsement and a waiver of subrogation in favor of the

     Landlord Parties, and covering 100% replacement cost of Tenant's furnishings, trade fixtures, equipment and inventory ("TENANT'S FF&E") and all ABS improvements and Alterations to the Premises. The Landlord Parties shall be shown as "loss payees as their interests may appear".

               (D) (48)income and extra expense coverage for 6 months' income and expenses with waiver of subrogation in favor of the Landlord Parties.

          (ii) Form of Policies and Additional Requirements. All insurance providers shall maintain ratings of Best's Insurance Guide A/VIII or Standard & Poor Insurance Solvency Review A-, or better. All carriers must be admitted to engage in the business of insurance in the State. All policies must be primary, with the policies of Landlord and Landlord's Mortgagees being excess, secondary and noncontributing. No cancellation, non-renewal or material modification shall occur without 30 days' prior written notice by the insurance carrier to Landlord and Landlord's Mortgagees. Tenant shall reinstate any aggregate limit which is reduced because of losses paid to below 75% of the limit required by this Lease. No policy shall contain a deductible or self-insured retention in excess of $10,000 without Landlord's prior written approval. Tenant shall, at its expense, also procure and maintain any other insurance coverages Landlord or Landlord's Mortgagees may(49) require.

          (iii) Evidence of Insurance. Commercial general liability and workers' compensation insurance must be evidenced by ACORD form 25 "Certificate of Insurance" in the form and substance of EXHIBIT "F-1", and property and business income insurance must be evidenced by ACORD form 27 "Evidence of Property Insurance" in the form and substance of EXHIBIT "F-2" (collectively, the "CERTIFICATES"). The Certificates must be delivered with the executed Lease, and new Certificates must be delivered no later than 30 days prior to expiration of the current policies. Copies of endorsements required by this Lease must be attached to the Certificates delivered to Landlord. If requested in writing by Landlord, Tenant shall promptly deliver to Landlord a certified copy of any insurance policies required by this Lease. If the forms of policies, endorsements, certificates or evidence of insurance required by this Paragraph are superseded or no longer available, Landlord shall have the right to require other equivalent or better forms.

     (50) SEE FOOTNOTE BELOW.


----------------

          (48) [language omitted in original] Business

          (49) reasonably

          (50) (c) WAIVER OF SUBROGATION. Landlord and Tenant each desire to avoid liability to the other's property insurance carriers. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each Waives any rights it may have against the other (by way of subrogation or otherwise) on account of property damage (regardless of whether such property damage is caused by the negligence or fault of the other party) arising from any risk covered by the standard special form (or all risks) property insurance used at the time of the property damage in the State. Each party will have its property insurance policies properly endorsed, if necessary, to prevent invalidation of such property insurance coverages by reason of the Waivers contained in this subparagraph (c). Each party will be responsible for the deductible or self-insured retention under its property insurance policy.

15. FIRE OR CASUALTY.

     (a) NO RESTORATION. If the Premises or the Building are damaged by fire or other casualty to the extent that reconstruction cannot reasonably be completed within(51) after the date of damage, as determined by Landlord, or more than 50% of the RSF of the Premises becomes untenantable due to casualty damage within the last 12 months of the Term, then either Landlord or Tenant may, by written notice given within 90 days of such damage, terminate this Lease, in which event Tenant shall be entitled to a fair diminution of Base Rent while and to the extent Tenant is unable to conduct its business in the Premises.

     (b) RESTORATION. If this Lease is not so terminated, Landlord shall reconstruct the Premises and/or the Building to substantially the same condition as existed immediately prior to the date of damage, except that (i) Landlord shall not be required to spend more than the insurance proceeds(52) made available for such purposes by Landlord's Mortgagee, and (ii) Landlord shall only be required to reconstruct the Building Standard leasehold improvements existing in the Premises on the date of damage ("LANDLORD'S CONTRIBUTION"). Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord's Contribution ("TENANT'S CONTRIBUTION"). Prior to Landlord's commencement of reconstruction, Tenant shall place Landlord's estimate of Tenant's Contribution in escrow with Landlord (or furnish Landlord with other commercially reasonable assurances of payment). Tenant shall be entitled to a fair diminution of Base Rent while and to the extent Tenant is unable to conduct its business in the Premises.

16. CONDEMNATION. If any portion of the Premises becomes permanently untenantable upon condemnation (or conveyance by deed in lieu thereof) of any portion of the Project, then either Landlord or Tenant may, by written notice given within 60 days after the date of the taking, terminate this Lease as to the untenantable portion of the Premises effective as of the date of the taking. If this Lease is so terminated as to only part of the Premises, Landlord shall
(a) grant a fair diminution of Base Rent; and (b) make all repairs necessary to convert the remaining Premises to a complete architectural and tenantable unit, but only to the extent proceeds attributable to the area taken (based on an equitable allocation excluding any award for land) are made available for such purpose by Landlord's Mortgagee. Tenant Waives the right to assert any Claim for the taking (or conveyance by deed in lieu thereof) of any right, interest or estate under this Lease, and assigns such right to Landlord. However, Tenant may, to the extent permitted by Applicable Law, pursue a Claim for its moving expenses, inconvenience and business interruption in a proceeding independent of Landlord's condemnation suit, so long as Landlord's award is not thereby reduced or delayed.

17. DEFAULTS AND REMEDIES.

     (a) EVENTS OF DEFAULT. Each of the following shall be an "EVENT OF DEFAULT" under this Lease: (i) Tenant fails to pay any monetary obligation under this Lease when due; provided that the first(53) during any consecutive 12 month period shall not be an Event of Default if Tenant pays the amount due within 5 days after written notice from Landlord; or (ii) Tenant fails to comply with any non-monetary obligation under this Lease within 10 days after written notice or, if such non-monetary failure is of a nature requiring more than 10 days to cure using reasonable diligence, fails


----------------
          (51) 210 days

          (52) and deductible (which shall be included as an Operating Expense)

          (53) 2 such failures
to promptly commence such cure within such 10-day period and thereafter diligently prosecute same to completion within (54) additional days; or (iii) the failure to dismiss any petition filed by or against Tenant or any guarantor under the U.S. Bankruptcy Code (or similar law) within 45 days; or (iv) the assignment of, or appointment of a receiver or trustee for Tenant's leasehold interest or substantially all of the assets of Tenant or any guarantor; or (v) [language omitted in original] (vi) Tenant or any guarantor dissolves, dies, liquidates or fails to exist in good standing in the State; or (vii) Tenant becomes or is declared insolvent according to Applicable Law. In addition, Tenant's failure to comply with any single provision of this Lease more than 2 times during any consecutive 12 month period during the Term, regardless of cure, shall be an independent Event of Default. Notwithstanding the notice provisions of clause (ii) above, Landlord shall only be required to give a single informative notice of default, without further opportunity to cure, upon the occurrence of an Event of Default arising pursuant to the immediately preceding sentence or otherwise described in clauses (iii) through (vii) above.

     (b) REMEDIES. Upon any Event of Default, Landlord shall have the right: (i) to terminate this Lease as to all or any interest therein; (ii) to terminate Tenant's right of possession of all or any part of the Premises (including any Parking Permits attributable thereto) without terminating this Lease; (iii) to re-enter the Premises, change or pick locks, alter security devices and lock out or expel Tenant and any other occupant of the Premises without complying with Applicable Law, the benefits of which are Waived by Tenant to the fullest extent permitted; (iv) to remove and store, at Tenant's expense, all property in the Premises using such lawful force as may be necessary; (v) to apply any Security Deposit as permitted under this Lease; (vi) to cure such Event of Default for Tenant at Tenant's expense (plus a 15% administrative fee); (vii) to withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease, as amended; and/or (viii) to require all future payments to be made by cashier's check or money order after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than 5 days late. In addition, Landlord may, without regard to any notice or cure provision and whether or not an Event of Default exists, (A) impose a late charge of 10% on any amount not paid within 5 days after becoming due or 20% on any amount not paid within 10 days after becoming due and (B) charge interest on any amount not paid when due from the due date through the date of payment at the "DEFAULT RATE", which is the lesser of 18% per annum or the highest interest rate permitted by Applicable Law. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT SHALL INDEMNIFY AND DEFEND LANDLORD PARTIES AGAINST CLAIMS ARISING FROM ANY BREACH OF TENANT'S OBLIGATIONS UNDER THIS LEASE.

     (c) ELECTION OF REMEDIES. Landlord may exercise the foregoing rights and remedies, as well as any other rights or remedies available under Applicable Law, without (i) judicial process; (ii) further notice to Tenant; (iii) incurring liability of any kind to Tenant, including liability for trespass or conversion; (iv) constituting an eviction of Tenant; (v) releasing Tenant or any guarantor from any obligation under this Lease; (vi) waiting until the Expiration Date; or (vii) prejudicing any other right or remedy of Landlord. All such rights and remedies, together with any rights and remedies available under Applicable Law, are cumulative with no exercise of any one or more of them prohibiting or waiving the exercise of any other. Landlord may, at any time after terminating Tenant's right to possess the Premises without terminating this Lease, elect to terminate this Lease and thereupon pursue any and all other rights and remedies otherwise available upon such latter election.

     (d) MEASURE OF DAMAGES. If Landlord either terminates this Lease or terminates Tenant's right to possess the Premises without terminating this Lease, Tenant shall immediately surrender and vacate the Premises and pay Landlord (i) the cost of recovering the Premises; (ii) all Rent accrued through the end of the month in which the termination becomes effective; (iii) all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including


---------------
          (54) 20

(55) attorneys' fees, court costs and interest at the Default Rate; (iv) "LANDLORD'S RELETTING EXPENSES" equal to commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises, including the cost of removing and storing Tenant's FF&E or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant's signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees and leasehold improvements (even if amortized over a new lease term which exceeds the balance of the Term), and any allowances and/or concessions provided by Landlord; and
(v) "LANDLORD'S RENTAL DAMAGES" equal to the amount (never less than zero) by which (A) the total Rent payable by Tenant for the portion of the Term that is or would be remaining after the month in which the termination becomes effective exceeds (B) the Fair Rental Value of the Premises for such period. In calculating Landlord's Rental Damages, each monthly payment of Rent and Fair Rental Value shall be discounted at the Prime Rate from its respective due date to its present value as of the date of termination. The "FAIR RENTAL VALUE" is the total rental that would be received from a comparable tenant for a comparable lease of premises in the Building of equivalent quality, size, condition, remaining lease term and location as the Premises, taking into account rental rates and concessions then generally prevailing in the market place, the period of time the Premises are reasonably expected to remain vacant before commencement of rental payments by a suitable new tenant, and all other relevant factors. If any portion of the Premises is relet, the Fair Rental Value for such relet portion shall be calculated based upon the rental receivable by Landlord for the applicable reletting term. The "PRIME RATE" is the "prime" rate then published by Citibank, N.A., its successors or assigns, or another major financial institution selected by Landlord. Until the earlier of the termination of this Lease or the final determination of all damages under this Lease, all Rent payable under this Lease shall continue to accrue and be payable when due during the Term. Once the aggregate amount of damages is determined as provided above, the unpaid balance, if any, shall thereafter accrue interest at the Default Rate until paid in full.

     (e) MITIGATION OF DAMAGES. Upon termination of Tenant's right to possess the Premises, Landlord shall, to the extent required by Applicable Law (and no further), use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to PARAGRAPH 12(c), or who (i) is an affiliate, parent or subsidiary of Tenant; (ii) is not acceptable to Landlord's Mortgagee(s); (iii) requires improvements to the Premises to be made at Landlord's expense; or (iv) is unwilling to accept lease terms then proposed by Landlord, including: (A) leasing for a shorter or longer term than remains under this Lease, (B) re-configuring or combining the Premises with other space, (C) taking all or only a part of the Premises, and/or (D) changing the use of the Premises.

     (f) ATTORNEYS' FEES. In any dispute regarding this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and expenses from the other party.

     (g) LANDLORD'S LIEN. [language omitted in original]


---------------
          (55) reasonable

     (h) FORCE MAJEURE. Time is of the essence. If either party is unable to perform any obligation under this Lease due to unavailability of materials or equipment, strikes or other labor difficulties, governmental restrictions, casualties or other causes beyond such party's reasonable control, such obligation shall be stayed for the duration of such condition. This Paragraph shall not affect or postpone the payment of Rent or other amounts due, except as otherwise expressly provided in the attached Construction Agreement (if any).

     (56) SEE FOOTNOTE BELOW.


18. END OF TERM.

     (a) SURRENDER. Upon the earlier of the Expiration Date or Landlord's termination of Tenant's right of possession of the Premises, Tenant shall peaceably surrender the Premises (including all Alterations and leasehold improvements(57) to Landlord, (58) clean, free of debris and in the same condition existing as of the Commencement Date, subject to ordinary wear and tear and except for damage due to casualty and condemnation.

     (b) REMOVAL OF IMPROVEMENTS AND TENANT'S PROPERTY. Upon the earlier of the Expiration Date or Landlord's termination of Tenant's right of possession of the Premises pursuant to PARAGRAPH 17(b), and except as otherwise expressly provided in writing by Landlord at the time of installation, (i) all leasehold improvements and Alterations installed in the Premises, including all built-in fixtures and cabling, shall become Landlord's property; and (ii) provided there is no uncured Event of Default, Tenant shall, at its expense, immediately remove all of Tenant's FF&E from the Premises. However, except as otherwise expressly provided in writing by Landlord at the time of installation, Landlord may, at Tenant's expense, remove from the Premises (or require to be removed by Tenant or an approved third party contractor) any or all Alterations, cabling and/or ABS leasehold improvements. Tenant shall, within 30 days after Landlord's invoice, reimburse Landlord for the cost to restore the Premises and otherwise repair any damage caused by any of the foregoing removal work. All of Tenant's foregoing obligations shall survive the Expiration Date. If Tenant's FF&E is not timely removed. Landlord may, upon 10 days written notice to Tenant's address (which notice Tenant agrees shall be deemed "reasonable"), and to the fullest extent permitted by Applicable Law: (i) treat such property as abandoned by Tenant with full rights of ownership in Landlord; (ii) remove and store such property at Tenant's expense with

----------------

          (56) (i) LANDLORD DEFAULT AND TENANT REMEDIES. Except as otherwise provided in this Lease and specifically subject to PARAGRAPHS 5(b), 20 AND 23, if Landlord fails in the performance of any of Landlord's obligations under this Lease and such failure continues for 30 days after Landlord's receipt of written notice thereof from Tenant (or an additional reasonable time after such receipt of (A) such failure cannot be cured within such 30 day period, and (B) Landlord commences curing such failure within such 30 day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity.

          (57) , but not Tenant's FF&E

          (58) broom
reimbursement by Tenant to Landlord upon demand; and/or (iii) sell or dispose of such property without delivering any proceeds to Tenant. Tenant Waives all Claims against the Landlord Parties arising from any right available to Tenant under Applicable Law restricting Landlord's foregoing rights, and the right to assert any Claim against Landlord for the value or use of any property abandoned by Tenant in the Premises.

     (c) HOLD OVER. If any Tenant Party remains in possession of the Premises after the Expiration Date, whether or not with Landlord's consent but without executing a new lease ("HOLD OVER"), the Term shall not be extended, nor shall any rights or remedies of Landlord be adversely affected, even if Landlord thereafter accepts Rent. Instead, during the Hold Over, Tenant shall be deemed a tenant at sufferance (and not a tenant at will or month-to-month tenant) subject to all provisions of this Lease except that Base Rent and all amounts payable to Landlord under PARAGRAPH 7 shall be double the greater of (i) the amount payable during the last month of the Term, or (ii) Landlord's then-quoted rental rate for comparable space in the Project(59). Either parry may terminate the Hold Over immediately upon written notice. Tenant shall pay Landlord all damages incurred by reason of any Hold Over.

19. NOTICES. All notices shall be delivered by hand, reputable overnight courier or certified mail (return receipt requested), postage prepaid, or by facsimile, to Landlord at the Addresses for Notice specified in the Business Points (or such other addresses specified in writing to Tenant); and to Tenant at the appropriate address specified in the Business Points. Notice shall be deemed given upon the date of confirmed receipt, if sent by hand, or the next business day after the date sent, if sent by post(60), overnight courier or electronically-confirmed facsimile, except that a change of address notice shall be effective 5 business days after actual receipt. Notices to Tenant addressed to the Premises may be made by posting on the entrance door of the Premises.

20. LANDLORD'S FINANCING. This Lease is subordinate to all liens, encumbrances, easements, [language omitted in original] (61) deeds of trust now or hereafter encumbering the Building, and all refinancings, replacements, modifications, extensions or consolidations thereof. Tenant shall attorn to any mortgagee, [language omitted in original] trustee under a deed of trust or purchaser at a foreclosure or trustee's sale ("LANDLORD'S MORTGAGEE") as "Landlord" under this Lease. Tenant shall, within 5 business days after Landlord's request, execute and deliver to Landlord in recordable form whatever true and correct instruments may be required to evidence such subordination and attornment. [language omitted in original] Landlord's Mortgagee may at any time subordinate its lien to this Lease by unilaterally executing a subordinating instrument. Tenant shall not exercise any right or remedy under this Lease or at law or in equity unless (a) Tenant gives written notice to Landlord and Landlord's Mortgagee (whose name and address shall be provided upon request) specifying the exact nature of the alleged breach and how it may be remedied; and (b) both Landlord and Landlord's Mortgagee fail to cure same within 30 days after receipt of Tenant's notice (plus such additional time as Landlord's Mortgagee may require).(62)



          (59) ; provided however, so long as no uncured Event of Default exists under the Lease, the Base Rent and all amount payable to Landlord under PARAGRAPH 7 shall be increased to only 150% of such greater amount

          (60) (if sent by certified mail, return receipt requested)

          (61)   and

          (62) Landlord shall use reasonable efforts, at Landlord's cost, to obtain Landlord's then-current form of nondisturbance agreement for the benefit of Tenant.

21. RIGHTS RESERVED BY LANDLORD. Landlord (and its designated agents, contractors and managers) shall have the following rights:

     (a) ACCESS TO THE PREMISES. To enter the Premises upon reasonable notice (except in emergencies when no notice is required) for purposes of (i) inspection; (ii) making repairs, additions, improvements or alterations to the Premises, any adjoining space or the Building as permitted or required under this Lease or as Landlord elects; (iii) confirming Tenant's compliance with this Lease; and (iv) exhibiting the Premises to prospective purchasers, mortgagees or tenants.(63) During each entry, Landlord shall use reasonable good faith efforts to minimize interference with Tenant's use of the Premises. In no event shall Tenant be deemed constructively evicted nor entitled to any abatement of Rent. Landlord shall at all times retain a mechanical or card key to all doors in or about the Premises, except Tenant's vaults, safes and other portions of the Premises reasonably designated by Tenant in writing as "secure areas" (to which Landlord shall not be required to provide Building Standard maintenance or janitorial services). In emergencies or if otherwise required to comply with this Lease, Landlord shall have the right to use any and all means necessary to open any doors, including doors to any designated secure areas, as may be reasonably necessary under the circumstances. Landlord may erect scaffolding and other structures where reasonably required by the character of the work.

     (b) PROJECT MODIFICATIONS. To alter, decorate and repair or construct new improvements upon the Project or any adjacent property, structurally or otherwise, as determined by Landlord in its sole discretion, including changing the arrangement, location and/or size of entrances, passageways, doorways, corridors, elevators, stairs, restrooms and other public components, and to place, inspect, repair and replace in the Premises (below floors, above ceilings or next to columns) any utilities, pipes, cables or similar equipment serving areas outside the Premises, or to rename the Project.(64)

     (c) RIGHT TO RELOCATE. To require Tenant, upon 60 days notice, to relocate the Premises to any other premises within the Building or to other buildings in the Project ("RELOCATED PREMISES") on a date of relocation (the "RELOCATION DATE") specified therein.(65) In such event, all reasonable expenses of moving Tenant and decorating the Relocated Premises with substantially the same leasehold improvements shall be at the expense of Landlord, including the physical move, telephone installation and stationery costs.(66) Within(67) business days following receipt of Landlord's relocation


----------------

          (63) However, provided there is no uncured Event of Default under this Lease, any exhibition of the Premises to prospective tenants prior to the last 9 months of the Term shall be subject to Tenant's prior consent, which shall not be unreasonably withheld.

          (64) Landlord shall use commercially reasonable efforts to minimize interference by Landlord or its agents with Tenant's access to, and use and occupancy of, the Premises for the Permitted Use, so long as such efforts do not increase the cost or delay performance of any of the foregoing. All direct costs incurred by Tenant for reprinting stationery and business cards which bear the name of the Building shall be paid by Landlord within 30 days after receipt of third-party invoices therefor.

          (65) The New Premises shall (i) in all respects be substantially the same or better, as reasonably determined by Landlord and Tenant, in area, finish and appropriateness for the Permitted Use, (ii) be located no lower than the 8th floor of the Building, and (iii) have substantially the same elevator exposure as the Premises.

          (66) All moving costs (including the cost to relocate phones, computers and other systems of similar nature), all costs of reprinting stationery, cards and other printed material bearing Tenant's

                                                                  (continued...)

notice, Tenant shall have the option, effective as of the Relocation Date, either to enter into an appropriate lease amendment relocating the Premises, or to terminate the Lease. Failure of Tenant to choose either option shall constitute Tenant's election to relocate. If Tenant elects to relocate, Landlord shall have the option to tender the Relocated Premises to Tenant on any date within a 30 day period prior to or after the Relocation Date, in which event the Relocation Date shall become the date of tender of possession of the Relocated Premises. From the Relocation Date through the Expiration Date, the aggregate Base Rent for the Relocated Premises shall be the same as for the original Premises.

     (d) OTHER RIGHTS. To take such other measures Landlord deems necessary or advisable for the ongoing operation, management, maintenance, repair and protection of the Project. Tenant shall fully cooperate with all of such further measures undertaken by Landlord.

22. HAZARDOUS MATERIALS.

     (a) DEFINITION. A "HAZARDOUS MATERIAL" is any toxic, ignitable, reactive or corrosive substance now or hereafter regulated by any governmental authority, including any substance defined by Applicable Law as a "hazardous waste", "extremely hazardous waste", "hazardous substance", "hazardous material" or "regulated substance". "CONTAMINATION" means any release or disposal of a Hazardous Material in or about the Premises or the Project which may result in a fine, use restriction, cost recovery lien, remediation requirement or other government action or imposition affecting any Landlord Party. For purposes of this Lease, Claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work.

     (b) RESTRICTIONS. No Hazardous Material(68) shall be brought upon, kept, used or disposed of in or about the Premises or the Project by any Tenant Party without Landlord's prior written consent, unless Tenant (i) demonstrates to Landlord's reasonable satisfaction that any such Hazardous Material is necessary in the ordinary course of Tenant's business and shall be used, kept and stored in compliance with Applicable Law; and (ii) gives Landlord written notice of any such Hazardous Material, including the current material safety data sheet.

     (c) REMEDIATION. If Contamination occurs as a result of an act or omission of a Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to return the Premises, the Project and/or any adjoining property to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect any Landlord Party or Contaminated property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after business hours. If Tenant fails to take any

----------------------
     (66) (...continued)
     address at the Premises if such address changes due to the relocation (but only the quantity existing immediately prior to the relocation) and all other out-of-pocket costs directly incurred by Tenant in connection with relocation to the New Premises, including but not limited to reasonable decorating and design costs, shall be paid by Landlord within thirty (30) days after receipt of third party invoices therefor.

          (67) 15

          (68) (except for de minimis quantities of household cleaning products used in the ordinary course of Tenant's business at the Premises and that are used, kept and disposed of in compliance with Applicable Law)
necessary remediation actions within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency), Landlord may take such actions and Tenant shall reimburse Landlord therefor, plus a 15% administrative fee, within 30 days of Landlord's invoice.

        (D) ASBESTOS DISCLOSURE Landlord advises tenant that (i) based on asbestos survey reports for the building prepared by ATEC Associates, Inc. dated March 24, 1994, non-friable asbestos-containing materials are present at The Crescent(R) in floor tile mastic in service hallways and the retail facility;
(ii) and based on asbestos survey reports reviewed by ATEC and prepared by CURA, Inc., dated November 14, 1990, non-friable asbestos-containing materials are present at The Crescent(R) in floor tile and floor tile mastic in the service elevator lobbies, some public areas, and some lunch rooms of tenant space.

23. LANDLORD'S INTEREST.

        (a) LANDLORD'S LIABILITY. Landlord's liability for failure to perform its obligations under this Lease shall be recoverable solely out of proceeds from judicial sale upon execution and levy made against Landlord's interest in the Building. Except as provided in the preceding sentence, Tenant Waives (i) all other rights of recovery against any Landlord Party; and (ii) all Claims against any Landlord Party and Landlord's Mortgagee for consequential, special or punitive damages allegedly suffered by any Tenant Party, including lost profits and business interruption. No Landlord Party shall have any personal liability under this Lease.

        (b) CONVEYANCE. Landlord may convey any or all of its interest in this Lease or the Project at any time. The term "Landlord" means only the owner of the Landlord's interest in this Lease at the time in question. Immediately upon conveyance by Landlord of such interest, the conveying party shall be released from all obligations of "Landlord" thereafter arising under this Lease, and Tenant shall attorn and look solely to the new Landlord for performance of such obligations. Upon conveyance, the balance of any Security Deposit shall be delivered to the new Landlord and Tenant shall thereafter look solely to the new Landlord for application or return.

24. EXECUTION AND SIGNING AUTHORITY. Draft documents submitted for review do not convey any right to Tenant in the Premises or other space. This Lease shall become effective only upon full execution and delivery by all parties and, if required, upon approval by Landlord's Mortgagee. This Lease may be executed in counterparts, each of which shall be an original and all of which shall be one and the same instrument. Each party and its counsel have reviewed and revised this Lease after arms-length negotiations. Accordingly, the rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease or any amendments hereof. This Lease shall bind and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted Transferees, unless otherwise expressly set forth herein. Each such person or entity executing this Lease for Tenant shall be jointly and severally bound and liable as "Tenant" under this Lease. If Tenant is a legal entity, each person signing this Lease for Tenant represents and warrants to Landlord (who reserves the right to request satisfactory evidence) that he is authorized to do so without further signature or authorization from such legal entity; that this Lease is fully binding on Tenant; and that Tenant is qualified to do business in the State. Except as otherwise expressly extended to the Landlord Parties or the Tenant Parties in this Lease, no beneficial rights are given to any third parties by or under this Lease.

25. QUIET ENJOYMENT. So long as Tenant performs its obligations under this Lease, it shall have the right to occupy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, all superior mortgages, [language omitted in original] deeds of trust, insurance requirements and Applicable Law.

26. ADDITIONAL PROVISIONS.

        (69)       See footnote below.

                  [Remainder of page intentionally left blank]




----------
                  (69) (a) CLUB MEMBERSHIPS. At Tenant's written request ("TENANT'S NOTICE") to Landlord at any time during the initial Term, Landlord agrees to pay, out of the Base Rent payable for the next month of the Term in which Base Rent is due after Tenant's written notice to Landlord, directly to The Crescent Club (the "CRESCENT CLUB") and The Spa at the Crescent (the "SPA") (collectively, the "CLUB") on behalf of Tenant, the initiation fees in connection with up to 4 memberships to the Crescent Club and/or the Spa. Tenant may elect all such memberships to be at The Crescent Club or at The Spa at the Crescent or any combination thereof, provided that the combined total number of initiation fees which Landlord shall pay on Tenant's behalf at The Crescent Club and The Spa at the Crescent shall not exceed 4, and such election shall be specified in Tenant's Notice. Such memberships shall be activated on the first day of the month after Tenant's Notice (or as soon thereafter as practicable), subject to the prior approval of the Crescent Club and the Spa as applicable. Other than the initiation fees, all monthly dues and charges (including applicable state and local taxes) incurred by Tenant or any other person in connection with the use of such memberships shall be solely the responsibility of Tenant. Use of the foregoing memberships shall be subject to the Club rules and regulations and the continued existence of the Club.

                          (b) CONFIDENTIALITY. Landlord and Tenant agree to hold the terms of this Lease in strict confidence, and will not disclose, except for any disclosure required by Applicable Law, such terms to any person other than the respective partners, directors, officers, employees, attorneys, accountants, agents, consultants, or financing sources of Landlord and Tenant, without the prior written consent of the other party. Notwithstanding the foregoing Landlord may disclose any information in Landlord's newsletter and in public notices required by Applicable Law or otherwise traditionally made by publicly-traded entities to investors and the financial community.

                          (c) COMMON AREA IMPROVEMENTS. Landlord agrees to (i) repaint the Common Area corridor on the 8th floor of the Building with Building Standard paint, and (ii) recarpet the Common Area corridor on the 8th floor of the Building with Building Standard carpet, at Landlord's cost and expense, within 6 months of the Date of Lease.

        ACCORDINGLY, the parties execute and deliver this Lease as of the Date of Lease.


                                  LANDLORD:

                                  CRESCENT REAL ESTATE FUNDING I, L.P., a
                                  Delaware limited partnership

                                  By: CRE Management I Corp., a Delaware
                                      corporation, its general partner


                                      By: /s/ JOHN L. ZOGG, JR.
                                         ---------------------------------------
                                      Name: John L. Zogg, Jr.
                                           -------------------------------------
                                      Title: Vice President, Leasing/Marketing
                                            ------------------------------------

SPECIAL NOTICE: THIS LEASE CONTAINS WAIVERS AND INDEMNITIES WHICH MAY MATERIALLY AFFECT TENANT'S RIGHTS AND REMEDIES UNDER APPLICABLE LAW REGARDING THIS LEASE, INCLUDING "EXPRESS NEGLIGENCE" PROVISIONS IN PARAGRAPH 13(f).


                                  TENANT:

                                  MARCUS & PARTNERS, L.P.,
                                  a Delaware limited partnership

                                  By: Marcus & Partners Holdings, L.L.C.,
                                      a Delaware limited liability company



                                      By: /s/ THOMAS P. MCMILLIN
                                         ---------------------------------------
                                      Name: Thomas P. McMillin
                                      Title: V.P.

                                  EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PROJECT

Being a tract or parcel of land situated in the City of Dallas, Dallas County, Texas and being all of Lot 1A, Block 2/948 of The Crescent, an addition to the City of Dallas as recorded in Volume 83134, Page 5645 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped "RLG" found for corner at the intersection of the northeasterly cut-off line between the easterly right-of-way line of Cedar Springs Road (65 feet from center line) and the northerly right-of-way line of Pearl Street;

THENCE North 03(degree)42'10" West along said easterly line of Cedar Springs Road a distance of 197.34 feet to an iron rod and an angle point;

THENCE in an easterly and northeasterly direction leaving said easterly line of Cedar Springs Road and along a curve to the left whose chord bears North 65(degree)23'58" East having a radius of 767.38 feet, a central angle of 44(degree)02'24" and an arc length of 589.84 feet to a point for corner in the southwesterly line of Maple Avenue;

THENCE South 45(degree)30'10" East along the said southwesterly line of Maple Avenue, a distance of 252.08 feet to an iron rod for corner at the intersection of said southwesterly line of Maple Avenue and the southwesterly cut-off line between the said southwesterly line of Maple Avenue and the westerly right-of-way line of McKinney Avenue (variable width);

THENCE South 15(degree)10'40" East along the said cut-off line a distance of
17.26 feet to an 1/2" iron rod with yellow plastic cap stamped "RLG" found for corner in the said westerly right-of-way line of McKinney Avenue;

THENCE South 15(degree)08'50" West continuing along said westerly line of McKinney Avenue a distance of 280.77 feet to a chisel mark for corner at the intersection of the northwesterly cut-off line between the westerly line of McKinney Avenue and the northerly right-of-way line of Pearl Street.

THENCE South 65(degree)29'45" West along said cut-off line a distance of 12.76 feet to a chisel mark for corner at the intersection of said cut-off line and the northerly line of Pearl Street (100 feet wide at this point) and the beginning of a curve to the left;

THENCE in a northwesterly direction along said northerly line of Pearl Street and along said curve to the left whose chord bears North 76(degree)43'23" West, having a radius of 586.11 feet, a central angle of 24(degree)09'34" and an arc length of 247.14 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found at the end of said curve to the left;

THENCE North 88(degree)48'10" West continuing along said northerly line of Pearl Street a distance of 54.66 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" found at the beginning of a curve to the left;

THENCE continuing along said northerly line of Pearl Street in a westerly and southwesterly direction along said curve to the left, having a radius of 597.32 feet, a central angle of 08(degree)37'00" and an arc length of 89.83 feet to a chisel mark at the end of said curve to the left;

THENCE South 82(degree)34'50" West continuing along said northerly line of Pearl Street a distance of 218.03 feet to a chisel mark for corner at the intersection of the northeasterly cut-off line between said northerly line of Pearl Street (96 feet wide at this point) and said easterly line of Cedar Springs Road;

THENCE North 50(degree)33'40" West along said cut-off line a distance of 13.68 feet to the POINT OF BEGINNING and containing 193,582 square feet or 4.4440 acres, more or less.

                                  EXHIBIT "B"

                             FLOOR PLAN OF PREMISES


                             [FLOORPLAN OF PREMISES]


                                  THE CRESCENT
                                 FLOORS 4 - 10





                                                              EXHIBIT A
                                                      FLOOR PLAN OF THE PREMISES

                                  EXHIBIT "C"

                             CONSTRUCTION AGREEMENT

         This Construction Agreement is attached as an Exhibit to an Office Lease dated May 20, 1999 (the "LEASE") between CRESCENT REAL ESTATE FUNDING I, L.P., as Landlord, and MARCUS & PARTNERS, L.P., as Tenant. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

1.      APPROVED CONSTRUCTION DOCUMENTS.

        (a) Tenant's Information. No later than May 25, 1999, Tenant shall submit to Landlord all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Work (as defined below) in the Premises, including Tenant's partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, initial Provider(s) of Telecommunications Services, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, structural loads, millwork, finish schedules, and HVAC and electrical requirements, together with all supporting information and delivery schedules ("TENANT'S INFORMATION").

        (b) Construction Documents. Following Landlord's execution of the Lease and receipt of Tenant's Information, Landlord's designated architectural/engineering firm shall prepare and submit to Tenant all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the "CONSTRUCTION DOCUMENTS"). In addition, Landlord shall advise Tenant of the number of days of Tenant Delay (defined below) attributable to any extraordinary requirements (if any) contained in Tenant's Information.

        (c) Approved Construction Documents. Within 5 days after receipt, Tenant shall approve or disapprove and return the Construction Documents to Landlord. Upon Tenant's approval, the Construction Documents shall become the "APPROVED CONSTRUCTION DOCUMENTS".

2.      PRICING AND BIDS.

        (a) Estimates. Following receipt of the Approved Construction Documents, Landlord will promptly price the construction of the Work (defined below) in accordance therewith and furnish written price estimates to Tenant.

        (b) Approved Pricing. Upon receipt, Tenant shall promptly review such estimates and complete negotiations with Landlord for any changes or adjustments thereto. Within 5 business days after such receipt, Tenant shall return the estimates with written approval or disapproval to Landlord.

        (c) Competitive Bids. Landlord shall seek 3 competitive bids from general contractors from Landlord's approved bidding list. Landlord hereby approves of James R. Thompson Construction. Only subcontractors from Landlord's approved subcontractor list shall be allowed to work on the mechanical, electrical and plumbing components of the Building. Tenant shall be invited to the bid opening and allowed to participate in the selection of the successful bidder; provided Landlord shall make the final selection of the general contractor.

3.      LANDLORD'S CONTRIBUTIONS.

        (a) Construction Allowance. Landlord will contribute a sum not to exceed $25.00 per RSF in the Premises (the "CONSTRUCTION ALLOWANCE"), towards the cost of constructing the Work (as defined below) in accordance with this Construction Agreement. Payments shall be made directly to Landlord's contractor performing the Work. The cost of all space planning, design, consulting or review services and construction drawings shall be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose.

        (b) Moving Costs. Tenant may use a portion of the Construction Allowance (to the extent such funds are available for such purpose) toward the costs of relocating Tenant's furniture, equipment, telephones and computers to the Premises and other costs directly associated with Tenant's relocation, including computer cabling. Such reimbursement shall be made 30 days after occupancy and receipt of approved third-party invoices from Tenant.

        (b) Unused Allowance(s). Any allowance made available to Tenant under this Construction Agreement must be utilized for its intended purpose during the initial Term or be forfeited with no further obligation on the part of Landlord.

4.      CONSTRUCTION.

        (a) The Work. Subject to the terms of this Construction Agreement, Landlord agrees to cause permanent leasehold improvements to be constructed in the Premises (the "WORK") in a good and workmanlike manner in accordance with the Approved Construction Documents.

        (b) General Terms. Tenant acknowledges that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Applicable Law or be free from errors or omissions, nor that the Work will be free from defects, and Landlord Will have no liability therefor. Landlord agrees to include a provision in the Construction Contract with the contractor that contractor shall comply with all Applicable Laws. In the event of such errors, omissions or defects, and upon Tenant's written request, Landlord will use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties. In addition, unless expressly agreed to in writing by Landlord prior to commencement of the Work, Landlord's approval of the Construction Documents or the Work shall not be interpreted to Waive or otherwise modify the terms and provisions of the Lease.

        (c) Electrical Design Capacity. The following parameters constitute Building Standard electrical design capacity: (i) all general purpose lighting shall be 120 volts and all emergency lighting and night lighting shall be 277 volts; (ii) the connected electrical load of all electrical equipment serving the Premises shall not exceed an average of 4.0 watts per RSF; (iii) no single item or component of electrical equipment shall have a rated electrical load greater than 0.5 kilowatt or require voltage other than 120 volts, single phase (or 110 volts, depending on available service in the Building); and (iv) no electrical equipment shall exceed the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises. Any requirements, services or equipment in excess or contravention of any of the foregoing parameters (or any combination thereof) shall constitute ABS electrical services subject to Landlord's approval and Tenant's compliance with the other applicable provisions of the Lease, specifically including PARAGRAPH 8(d) thereof. However, the cost of purchasing and installing any ABS electrical equipment approved by Landlord (including submeters) shall be paid at Tenant's expense, but may be paid from the Construction Allowance (if any) as part of the Work.

        (d) ADA Compliance. Landlord shall, as an Operating Expense, be responsible for ADA compliance for the base Building, core areas (including elevators, Common Areas, Service Areas and the Project's parking facilities) and all points of access into the Project. Tenant shall, at its expense (which may be paid from the unused portion of the Construction Allowance, if any), be responsible for ADA compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its affiliates or Transferees. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

        (e) Substantial Completion.

                 (i) Definition. Subject to adjustment under PARAGRAPHS 4(e)(iii) and 4(e)(iv), "SUBSTANTIAL COMPLETION" shall occur, with respect to the Premises, when (A) all of the Work has been completed in accordance with this Construction Agreement and the Approved Construction Documents, to the extent that Tenant would have access to the Premises and would be able to conduct its business in a reasonable manner, and (B) Landlord has obtained final inspection approval from all appropriate regulatory authorities (if required) for the Premises, even though adjustments or corrections may be necessary and Punchlist Items remain to be completed.

                 (ii) Time of the Essence. Time is of the essence in connection with the obligations of Landlord and Tenant under this Construction Agreement.

                 (iii) Tenant Delay. If Landlord is delayed in achieving Substantial Completion due to a delay caused by a Tenant Party or for any other cause arising from an act or omission of any Tenant Party, including (A) Tenant's request for change orders to the Work, (B) Tenant's failure to timely deliver or approve any required documentation, such as Tenant's Information, if applicable, Construction Documents, pricing estimates, and the like, (C) Tenant's failure to pay any Cost Overruns (as defined below), or (D) Tenant's failure to otherwise respond to any other reasonable Landlord request (collectively, "TENANT DELAY"), Substantial Completion shall be deemed to have occurred on the date Substantial Completion would have been achieved but for such Tenant Delay.

                 (iv) Other Delay. If Substantial Completion is delayed for any reason other than Tenant Delay, Substantial Completion shall occur on the date when actually achieved (subject to adjustment for Tenant Delay).

                 (v) Landlord Liability. Landlord shall not be liable or responsible for any Claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason. However, Tenant's sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay shall be the resulting postponement (if any) of the commencement of rental payments under the Lease.

5.      COSTS.

        (a) Change Orders and Cost Overruns. All change orders must be approved (which approval shall not be unreasonably withheld or delayed) in advance in writing by Landlord. Change orders requested by Tenant and approved by Landlord which delay or increase the cost of the Work shall be paid by Tenant within 15 days of receipt of Landlord's invoice therefor (which payment may be required by Landlord prior to commencing construction). Except as otherwise expressly provided in this Construction Agreement, all costs of the Work in excess of the Construction Allowance (collectively, "COST OVERRUNS") shall be paid by Tenant to Landlord within 10 days of Landlord's invoice. Landlord may stop or decline to commence all or any portion of the Work until such payment is received. On or before the Commencement Date, and as a condition to Tenant's right to take possession of the Premises, Tenant shall pay Landlord the entire amount of all Cost Overruns, less any prepaid amounts.

        (b) Construction Management Fee. Within 10 days following the date of invoice, Tenant shall, for supervision and administration of the construction and installation of the Work, pay Landlord a construction management fee equal to 5% of the aggregate contract price for the Work (excluding space planning and engineering costs), which may be paid from the unused portion of the Construction Allowance (if any). Tenant's failure to pay such amount when due shall constitute an Event of Default under the Lease.

                                  EXHIBIT "D"

                      CERTIFICATE OF ACCEPTANCE OF PREMISES


Re: Office Lease dated _____________, 1999 (the "LEASE") between CRESCENT REAL ESTATE FUNDING I, L.P. ("LANDLORD") and MARCUS & PARTNERS, L.P. ("TENANT") for approximately 7,922 RSF of Premises on the 8th floor of The Crescent(R). Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

        1. Except for Punchlist Items if any and latent defects, Landlord has fully completed all Work required under the terms of the Lease.

        2. The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Work or other construction (except Punchlist Items and correction of latent defects), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects (except Punchlist Items and correction of latent defects).

        3.       The Commencement Date of the Lease is _________________, 199_.

        4. The Expiration Date of the Lease is the last day of _______________, _________.

        5. The Base Rent for purposes of PARAGRAPH 1(h) of the Lease shall be as follows:

               Rental Period       Annual Base Rental Rate/RSF         Monthly Base Rent
               -------------       ---------------------------         -----------------
               CD to ______        $31.00                              $20,465.17
               _____ to ___        $32.00                              $21,125.33
               _____ to ___        $33.00                              $21,785.50
               _____ to ___        $34.00                              $22,445.67
               _____ to ED         $35.00                              $23,105.83

        6. Tenant's Address at the Premises after the Commencement Date is:

                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 Attention:
                           -----------------------------------------------------
                 Telephone:( )
                              ---------------------------------------
                 Facsimile:( )
                              ---------------------------------------

All other terms and conditions of the Lease are ratified and acknowledged to be uncharged.

        EXECUTED as of _______________, 199_.

                                     SAMPLE

                        (ATTACH APPROPRIATE SIGNATURES)

                                  EXHIBIT "E"

                              RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises and the Building, and the parking garage associated therewith and the appurtenances thereto:

        1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

        2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such plumbing, fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

        3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or any other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

        4. Landlord shall provide and maintain an alphabetical directory board for all tenants in the main lobby of the Building.

        5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

        6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material or merchandise which requires use of elevators or stairways or movement through the Building entrances or lobby shall be conducted under Landlord's supervision and at such times and in such manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to property or persons engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with Landlord carrying out this service for such tenant unless caused by the negligence of Landlord or its employees.

        7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or caused by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

        8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

        9. Tenant shall not allow any animals (other than animals allowed by law for purposes of aiding disabled individuals), reptiles, fish or birds to be brought into, or kept in, on or about the Premises, the Building, or the Project.

        10. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

        11. Tenants shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

        12. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any leased premises except by persons reasonably approved by Landlord.

        13. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

        14. No machinery of any kind (other than normal office equipment) shall be operated by any tenant in its leased premises without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

        15. Landlord will not be responsible for lost or stolen personal property, money or jewelry from a tenant's leased premises or from public or common areas regardless of whether such loss occurs when such premises or areas are or are not locked against entry.

        16. No vending or dispensing machines of any kind may be maintained in any Premises without the prior written permission of Landlord.

        17. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

        In the event that any of the foregoing rules and regulations conflicts with a specific provision contained in a tenant's lease, the provision in the lease shall prevail.

                                 EXHIBIT "F-1"

-----------------------------------------------------------------------------------------------------------------------------------
ACORD CERTIFICATE OF LIABILITY INSURANCE                                                DATE(MM/DD/YY)
-----------------------------------------------------------------------------------------------------------------------------------
PRODUCER             ADDRESS                            THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO
                                                        RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND,
                                                        EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
                                                        ---------------------------------------------------------------------------
                                                                                 COMPANIES AFFORDING COVERAGE
                                                        ---------------------------------------------------------------------------
                                                          COMPANY
                                                             A
-----------------------------------------------------------------------------------------------------------------------------------
INSURED                                                   COMPANY
                                                             B
                                                        ---------------------------------------------------------------------------
                                                          COMPANY
                                                             C
                                                        ---------------------------------------------------------------------------
                                                          COMPANY
                                                             D
-----------------------------------------------------------------------------------------------------------------------------------
COVERAGES
-----------------------------------------------------------------------------------------------------------------------------------
     THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY
     PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH
     THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE
     TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
-----------------------------------------------------------------------------------------------------------------------------------
 CO                                                        POLICY EFFECTIVE  POLICY EXPIRATION
 LTR         TYPE OF INSURANCE             POLICY NUMBER    DATE (MM/DD/YY)   DATE (MM/DD/YY)               LIMITS
-----------------------------------------------------------------------------------------------------------------------------------
  A     GENERAL LIABILITY                                                                      GENERAL AGGREGATE         $1,000,000
                                                                                               ------------------------------------
        X  COMMERCIAL GENERAL LIABILITY                                                        PRODUCTS-COMP/OP AGG      $1,000,000
       ---                                                                                     ------------------------------------
                CLAIMS MADE    X   OCCUR                                                       PERSONAL & ADV INJURY     $1,000,000
       --- ---                ---                                                              ------------------------------------
           OWNER'S & CONTRACTOR'S PROT                                                         EACH OCCURRENCE           $1,000,000
       ---                                                                                     ------------------------------------

___________________________                                                                    FIRE DAMAGE (Any one fire)$   50,000
       ---                                                                                     ------------------------------------
                                                                                               MED EXP (Any one person)  $    5,000
-----------------------------------------------------------------------------------------------------------------------------------
  B     AUTOMOBILE LIABILITY
        X  ANY AUTO                                                                            COMBINED SINGLE LIMIT     $1,000,000
       ---
           ALL OWNED AUTOS                                                                     ------------------------------------
       ---                                                                                     BODILY INJURY             $
           SCHEDULED AUTOS                                                                     (Per Person)
       ---                                                                                     ------------------------------------
        X  HIRED AUTOS
       ---                                                                                     BODILY INJURY             $
        X  NON-OWNED AUTOS                                                                     (Per accident)
       ---                                                                                     ------------------------------------
           ---------------------------
       ---                                                                                     PROPERTY DAMAGE           $

-----------------------------------------------------------------------------------------------------------------------------------
       GARAGE LIABILITY                                                                        AUTO ONLY - EA ACCIDENT   $

       --- ANY AUTO                                                                            OTHER THAN AUTO ONLY:

       --- ___________________________                                                                  EACH ACCIDENT    $

       ---                                                                                                  AGGREGATE    $
-----------------------------------------------------------------------------------------------------------------------------------
  C    EXCESS LIABILITY                                                                        EACH OCCURRENCE           $2,000,000
        X
       --- UMBRELLA FORM                                                                                    AGGREGATE    $2,000,000

       --- OTHER THAN UMBRELLA FORM                                                                                      $
-----------------------------------------------------------------------------------------------------------------------------------
  D    WORKERS COMPENSATION AND                                                                  WC STATUTORY
       EMPLOYERS' LIABILITY                                                                         LIMITS      OTHER
                                                                                               EL EACH ACCIDENT          $1,000,000
       THE PROPRIETOR/     ___ INCL                                                            EL DISEASE - POLICY LIMIT $1,000,000
       PARTNERS/EXECUTIVE                                                                      EL DISEASE - EA EMPLOYEE  $1,000,000
       OFFICERS ARE:       ___ EXCL
-----------------------------------------------------------------------------------------------------------------------------------
       OTHER
-----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Crescent Real Estate Funding I, L.P., its successors and/or assigns are Additional Insured's on General Liability & Auto Liability
with Waivers of Subrogation on General Liability, Auto Liability & Employers Liability. Insured's Insurance is Primary w/ Agg. per
Loc.
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                               CANCELLATION
------------------------------------------------------------------------------------------------------------------------------------
Crescent Real Estate Funding I, L.P.                    SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
7 Mail Street, Suite 2100                               EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL
Fort Worth, Texas 76102                                 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT,
                                                        BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY
                                                        OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                                        -------------------------------------------------------------------
                                                        AUTHORIZED REPRESENTATIVE
------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-5 (I/95)                                                                                             ACORD CORPORATION 1998
------------------------------------------------------------------------------------------------------------------------------------

                                                    EXHIBIT "F-2"
-----------------------------------------------------------------------------------------------------------------------------------
EVIDENCE OF PROPERTY INSURANCE                                                                                     DATE(MM/DD/YY)
-----------------------------------------------------------------------------------------------------------------------------------
     THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES
     AFFORDABLE UNDER THE POLICY.
-----------------------------------------------------------------------------------------------------------------------------------
PRODUCER                           PHONE                                  COMPANY
                                   (A/C. No Ext):
                                   ---------------------------------------
CODE:                              SUB CODE:
--------------------------------------------------------------------------
AGENCY
CUSTOMER ID#:
--------------------------------------------------------------------------
INSURED
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          LOAN NUMBER             POLICY NUMBER
                                                                          --------------------------------------------------------
                                                                              EFFECTIVE DATE     EXPIRATION DATE   CONTINUED UNTIL
                                                                                                                        TERMINATED
                                                                                                                  [ ]   IF CHECKED
                                                                          --------------------------------------------------------
                                                                          THIS REPLACES PRIOR EVIDENCE DATED:

-----------------------------------------------------------------------------------------------------------------------------------
PROPERTY INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
 LOCATION/ DESCRIPTION






-----------------------------------------------------------------------------------------------------------------------------------
COVERAGE INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                             COVERAGE/PERILS/FORMS                              AMOUNT OF INSURANCE           DEDUCTIBLE
-----------------------------------------------------------------------------------------------------------------------------------

Special Form Property Coverage including
Theft and 100% Replacement Cost on
Furniture, Fixtures & Equipments to
including Inventory, Improvements &
Betterments.                                                                         Limit                         Ded.

Business Income w/Extra Expense                                                      Limit                         Ded.

Ordinance/Law Coverage                                                               Limit                         Ded.



-----------------------------------------------------------------------------------------------------------------------------------
REMARKS (including Special Conditions)
-----------------------------------------------------------------------------------------------------------------------------------
Crescent Real Estate Funding I, L.P., its successors and/or assigns, and Landlord's Mortgagees are loss payees as their interests may appear and are provided a waiver of subrogation on property & business income coverages.
-----------------------------------------------------------------------------------------------------------------------------------
CANCELLATION
-----------------------------------------------------------------------------------------------------------------------------------
     THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED,
     THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY
     CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
-----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL INTEREST
-----------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS                                                            [ ] MORTGAGEE                [ ] ADDITIONAL INSURED
                                                                           --------------------------------------------------------
                                                                            [ ] LOSS PAYEE               [W] WAIVER OF SUBROGATION
Crescent Real Estate Funding I, L.P.                                        --------------------------------------------------------
  77 Main Street, Suite 2100                                                 LOANS
Fort Worth, TX  76102                                                       --------------------------------------------------------
                                                                             AUTHORIZED REPRESENTATIVE
                                                                           -------------------------------------------------------
                                                                                    [SAMPLE]
-----------------------------------------------------------------------------------------------------------------------------------
ACORD 27(3/93)
-----------------------------------------------------------------------------------------------------------------------------------

                                 EXHIBIT "F-3"


                     BUSINESS INTERRUPTION INSURANCE WAIVER
                               TERMS & CONDITIONS


                               [Language omitted]

                                   RIDER NO. 1

                                OPTION TO EXTEND

A. RENEWAL PERIOD. Tenant may, at its option, extend the Term for 1 renewal period of up to 5 but not less than 3 years (the "RENEWAL PERIOD") by written notice to Landlord (the "RENEWAL NOTICE" ) given no earlier than 10 nor later than 8 months prior to the expiration of the Term (as it may have been extended), provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of the Premises, and (ii) no uncured Event of Default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an Event of Default). Such Renewal Period shall commence upon the expiration date of the initial Term. The Base Rent payable during the Renewal Period shall be at Landlord's Market Rental Rate, including any projected rate increases over the applicable Renewal Period. Except as provided in this Rider No. 1, all terms and conditions of the Lease shall continue to apply during the Renewal Period.

B. ACCEPTANCE. Within 15 days of the Renewal Notice, Landlord shall notify Tenant of the Market Rental Rate for such Renewal Period (the "Rental Notice"). Tenant may accept the terms set forth in the Rental Notice by written notice (the "Acceptance Notice") to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Base Rent and other terms applicable during the Renewal Period. If Tenant fails timely (i) to deliver its Acceptance Notice or (ii) to execute and return the required lease amendment, then this Option to Extend shall automatically expire and be of no further force or effect. In addition, this Option to Extend shall terminate upon assignment of this Lease or subletting of all or any part of the Premises.

C. MARKET RENTAL RATE. The "MARKET RENTAL RATE" is the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space and in a comparable building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the location and quality of the Building, lease term, amenities of the Project, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Project. The parties agree that the best evidence of the Market Rental Rate will be the rate then charged for comparable transactions in the Project.

D. CONDITION OF PREMISES. The Preferential Space shall be tendered in an "as-is" condition. However, all leasehold improvements shall be constructed in the Expansion Space in accordance with the construction agreement (if any) attached to the applicable lease amendment. Any allowances shall be prorated for any delays in the Preferential Space Commencement Date, taking into account the economic assumptions underlying the terms in the Preferential Rental Notice.

E. PARKING. For the Preferential Space, Tenant shall take and pay for additional permits allowing access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Project at a ratio of 1 space per 500 RSF ("PREFERENTIAL SPACE PERMITS"). Tenant may elect to convert a portion of the unreserved spaces to reserved spaces on an "as available" basis. During the initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each such unreserved permit, plus any taxes thereon. Notwithstanding anything to the contrary contained herein, Tenant may elect not to purchase up to 50% of the Preferential Space Permits; provided however, that in the event Tenant does not purchase all of the Preferential Space Permits, then Tenant relinquishes its right to such unpurchased permits (the "RELINQUISHED PREFERENTIAL SPACE PERMITS"). In the event that Tenant subsequently desires to use all or a portion of the Relinquished Preferential Space Permits, Tenant shall provide 30 days prior written notice to Landlord which specifies the number of Relinquished Preferential Space Permits that Tenant desires to purchase ("TENANT'S PERMIT NOTICE"). Landlord shall allow Tenant to purchase such unreserved and/or reserved parking permits within 30 days after Tenant's Permit Notice, at Landlord's then-quoted monthly contract rate.

                                   RIDER NO. 3

                           PREFERENTIAL RIGHT TO LEASE

A. PREFERENTIAL RIGHT TO LEASE. So long as twenty-four months remain in the initial Term, Tenant shall have a Preferential Right to Lease up to approximately 13,500 RSF (+/-20%, in Landlord's discretion) on the 8th floor of the Building, as shown on EXHIBIT "A" to the Lease (the "PREFERENTIAL SPACE"), at such time as such space becomes Available (as defined below) for direct lease to a new or existing tenant (whether or not a bona fide offer has been made); provided no uncured Event of Default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an Event of Default) and Tenant remains in occupancy of the entire Premises. The Preferential Space shall be deemed "AVAILABLE" at such time as Landlord decides to offer the Preferential Space for lease and such space is no longer any of the following: (i) leased or occupied; (ii) assigned or subleased by the then-current tenant of the space; (iii) re-leased by the then-current tenant of the space by renewal, extension or renegotiation (whether agreed to prior to or after the Date of Lease); or (iv) subject to an expansion option, right of first refusal, preferential right or similar obligation existing under any other tenant leases for the Project as of the Date of Lease. This Preferential Right to Lease shall terminate upon relocation of the Premises to another building or upon any Transfer as defined in the Lease. The Preferential Space shall be reduced to the extent Tenant leases any portion thereof, whether or not pursuant to a formal option provision in the Lease.

B. ACCEPTANCE. Prior to leasing the Preferential Space to a new tenant, Landlord shall first offer such space in writing to Tenant specifying the amount and location of such space, the anticipated date of tender of possession, the rental rate based on the then-quoted rental rates for comparable space in the Project as of the anticipated Preferential Space Commencement Date (as defined below), including any projected rate increases over the applicable term, and other applicable terms (the "PREFERENTIAL RENTAL NOTICE"). Tenant shall have 5 days within which to accept or reject such offer. If Tenant accepts Landlord's offer, Tenant shall, within 15 days after Landlord's written request, execute and return a lease amendment adding the Preferential Space to the Premises for all purposes under the Lease (including any extensions or renewals) and confirming the Base Rent and other applicable terms specified in the Preferential Rental Notice. Such lease amendment may, if applicable, contain a construction agreement using Landlord's then-current form setting forth the schedule and other terms and obligations of the parties regarding the construction of any leasehold improvements in the Preferential Space. If Tenant rejects such offer or fails timely to (i) accept such offer or (ii) execute and return the required lease amendment, then Landlord shall have the right to lease the Preferential Space to a new or existing tenant without further notice or obligation to Tenant. However, in the event Landlord has not executed a new lease for the Preferential Space within 180 days after the date of the Preferential Rental Notice or if the Preferential Space is offered to a new or existing tenant under economic terms which are greater than 5% more favorable than the terms that were offered to Tenant under the Preferential Notice, Landlord shall not lease the Preferential Space to any party without again complying with the provisions of this Rider No. 3.

C. TENDER OF POSSESSION. The Preferential Space shall be leased for the period commencing upon Landlord's tender of possession of the Preferential Space in accordance with Landlord's offer and this Rider (the "PREFERENTIAL SPACE COMMENCEMENT DATE") and continuing through the expiration or earlier termination of the Term, as it may be extended or renewed. Landlord shall not be liable for any delay or failure to tender possession of the Preferential Space by the anticipated tender date for any reason, including by reason of any holdover tenant or occupant, nor shall such failure invalidate the Lease or extend the Term.